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                                                                    EXHIBIT 2

                   FORM OF EXECUTED STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT ("AGREEMENT") effective as of this 22nd day of December, 2000, by and among MANUGISTICS, INC. a Delaware corporation having its principal place of business at 2115 East Jefferson Street, Rockville, Maryland 20852 ("PURCHASER"); MANUGISTICS GROUP, INC. a Delaware corporation having its principal place of business at 2115 East Jefferson Street, Rockville, Maryland 20852 ("MANUGISTICS GROUP"); STG HOLDINGS, INC., a Delaware corporation having its principal place of business at The Hounslow Centre, Lampton Road, Hounslow, Middlesex, TW3 1JB, United Kingdom (the "COMPANY"); each of the stockholders of the Company listed on Exhibit A hereto (individually, a "STOCKHOLDER" and collectively, the"STOCKHOLDERS" ); and STRATHDON INVESTMENTS LIMITED, as agent and representative of each of the Equity Holders (the "EQUITY HOLDERS' REPRESENTATIVE").


                                 WITNESSETH:


         WHEREAS, the Company and its subsidiaries, including without limitation the subsidiaries listed on SCHEDULE 1 hereto (collectively, the "SUBSIDIARIES" and, together with the Company, "STG" ), are engaged in the business of providing software and services for advanced planning, scheduling and simulation for all types of manufacturing and process companies; and


         WHEREAS, the Stockholders are the owners of all of the issued and outstanding shares of capital stock of the Company (the "SHARES"), which Shares are owned by each of the Stockholders as set forth opposite such Stockholder's name on EXHIBIT A hereto; and


         WHEREAS, the Stockholders desire to sell to Purchaser, and Purchaser desires to purchase from the Stockholders, all of the Shares on the terms and conditions hereinafter set forth;


         WHEREAS, Manugistics Group, which is the sole shareholder of the Purchaser, has agreed to issue and deliver shares of its common stock as part of the purchase price to be paid for the Shares, on the terms and conditions hereinafter set forth;


         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

1.       SALE AND PURCHASE OF SHARES; DELIVERY OF CERTIFICATES.

1.1 Sale and Purchase of Shares. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined in Section 2 hereof), each Stockholder will sell, transfer, convey and assign to Purchaser, and Purchaser will purchase from each Stockholder, all of the Shares owned by such Stockholder as set forth opposite such Stockholder's name on EXHIBIT A hereto, free and clear of any and all liens, security interests, pledges, encumbrances, charges and restrictions whatsoever. Purchaser shall have no obligation

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         to purchase any Shares unless all of the Shares of all of the
         Stockholders are assigned and delivered to Purchaser at Closing.

1.2 Delivery of Certificates. At the Closing (as defined in Section 2 hereof), each Stockholder shall deliver to Purchaser certificates representing all of the Shares owned by such Stockholder (collectively, the "CERTIFICATES"), each Certificate duly endorsed in blank or with stock powers annexed thereto duly executed in favor of Purchaser by the Stockholder, in proper form for transfer of the Shares to Purchaser upon delivery.

2.       CLOSING; CLOSING DATE.

2.1 The closing hereunder (the "CLOSING") shall take place at 10:00 a.m. at the offices of Dilworth Paxson LLP, 3200 Mellon Bank Center, 1735 Market Street, Philadelphia, Pennsylvania 19103, on January 17, 2001, or if earlier, the next business day after all of the conditions to the respective obligations of the parties have been satisfied or waived, or on such later date as the parties may mutually agree in writing (the "CLOSING DATE").

2.2 If the Closing shall not have occurred by January 17, 2001 or such later date as the parties may have agreed in writing, any party may terminate this Agreement by written notice to the other parties, and upon such termination no party shall have any obligation or liability to the other parties in connection with this Agreement or the transactions contemplated hereby.

3.       PURCHASE PRICE.

3.1 As consideration for the purchase and sale of the Shares, Purchaser shall pay a purchase price (the "PURCHASE PRICE") consisting of the Base Consideration and the Performance Consideration, if any.

3.2      The "BASE CONSIDERATION" for the Shares shall consist of:

3.2.1 Immediately available funds equal to the sum of (a) U.S. $1,000,000 (the "CASH BASE CONSIDERATION"), which shall be paid by Purchaser on the Closing Date to the Escrow Agent under an Escrow Agreement dated as of the Closing Date, in substantially the form of EXHIBIT B hereto (the "ESCROW AGREEMENT"), and held and disposed of in accordance with the terms and conditions of the Escrow Agreement, (b) the fees and expenses of S. J. Berwin & Co. and Haynes & Boone, the solicitors acting for the Stockholders, in the amounts set forth on Schedule
         3.2.1 hereto, which shall be paid by Purchaser to such firms upon receipt of invoices therefor (the "STOCKHOLDERS' LEGAL EXPENSE"), and
         (c) the fees and expenses of Updata Capital, Inc. in the amount set forth on Schedule 3.2.1 hereto, which shall be paid by Purchaser to such firm upon receipt of invoices therefor (the "STOCKHOLDERS' BROKERS EXPENSE"); and

3.2.2 Shares of the Common Stock of Manugistics Group, par value $.002 per share ("MANUGISTICS COMMON STOCK"), which shall be delivered by Purchaser to the Equity Holders' Representative on the First Distribution Date, in an aggregate number of shares determined by dividing (i) U.S.$5,000,000 less the amount of the Stockholders'

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         Legal Expense and the Stockholders' Brokers Expense, by (ii) the
         average closing price of Manugistics Common Stock for the ten-day trading period ending on the fourth business day prior to the First Distribution Date, rounded up or down to the nearest whole number (the "STOCK BASE CONSIDERATION").

3.2.3 The Cash Base Consideration and the Stock Base Consideration payable to each Stockholder shall be allocated among the Stockholders as set forth in the Allocation Agreement.

3.3 The "PERFORMANCE CONSIDERATION" if any, for the Shares, shall be calculated as follows:

3.3.1 The amount of the Performance Consideration will be based on the Annual Revenue Rate of the STG Business Revenues (as defined below) as determined over the 21-month period following the Closing Date, commencing with the first day of the first month following the Closing Date (the "PERFORMANCE PERIOD") as follows:

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
Annual Revenue Rate of     Total Performance
 STG Business Revenues       Consideration
    (U.S.$ million)         (U.S.$ million)
------------------------ -----------------------
     up  to 6.99                   0
------------------------ -----------------------
     7.00 to 7.99                 1.1
------------------------ -----------------------
     8.00 to 8.99                 2.2
------------------------ -----------------------
     9.00 to 9.99                 3.4
------------------------ -----------------------
    10.00 to 10.99                4.6
------------------------ -----------------------
    11.00 to 11.99                5.9
------------------------ -----------------------
    12.00 to 13.99                7.2
------------------------ -----------------------
    14.00 to 15.99                10.1
------------------------ -----------------------
    16.00 to 17.99                13.2
------------------------ -----------------------
    18.00 to 19.99                16.5
------------------------ -----------------------
    20.00 to 21.99                20.1
------------------------ -----------------------
    22.00 to 23.99                23.9
------------------------ -----------------------
    24.00 or more                 27.9
------------------------ -----------------------

The Performance Consideration shall be an amount equal to:

              -   the quotient of (A less B) divided by (C less B)

              -   times (D less E)

              -   plus E

where:        A is the Annual Revenue Rate for the Performance Period;

              B is the lower number in the left-hand column in the range in which the number A falls;

              C is the higher number in the left-hand column in the range in which the number A falls;

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              D is the number in the right-hand column appearing immediately below E; and

              E is the number in the right-hand column opposite the range in which the number A falls,

provided, however, that in no event shall the total amount of the Performance Consideration exceed U.S. $27,900,000.

3.3.2 For purposes of this Agreement, the following terms shall have the meanings set forth below:

         "ANNUAL REVENUE RATE" means the product of (x) the total STG Business Revenues for the Performance Period, and (y) a fraction, the numerator of which is 12 and the denominator of which is 21.

         "MANUGISTICS" means Manugistics Group and its direct and indirect subsidiaries, including without limitation Purchaser and, from and after the Closing Date, STG.

         "STG'S CLIENT BASE" means the customers and active prospects of STG as of the Closing Date, excluding the existing customers of Manugistics (and in the case of multi-national customers, as defined by division, office location or geographic area), all as set forth in
         SCHEDULE 3.3.2-A hereto.

         "STG'S PRODUCTS" means the products of STG and the constituent components of such products (including those presently under development by STG) listed on SCHEDULE 3.3.2-B here, including any modification of such products, additions to such products and products derived from such products, and notwithstanding any renaming of any of such products.

         "STG BUSINESS REVENUES" means all or a percentage (as specified below) of the revenues from the sale by Manugistics of products and services to end users, product integrators, royalties from distributors, technology partners and marketing partners (as indicated by commitments to buy software and services in the form of a signed purchase order and/or license agreement from end users, or notification of sales achieved by distributors, technology and marketing partners), which shall be determined by adding the three components of STG Business Revenues set forth in paragraphs (a), (b) and (c) below:

                  (a) A percentage of the net revenues from all sales during the Performance Period to customers in STG's Client Base of (x) Manugistics' current and future licensed software products, (y) maintenance/solutions support services, and (z) consulting services, calculated as follows -

                           (i) With respect to sales of Manugistics' licensed
                               software products to customers in STG's Client Base, the following percentage of the net revenue from such sales shall be included in STG Business Revenues:


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                               (i) 50% of the first US $1,000,000 of such net
                               revenue during the Performance Period; (ii) 30% of the next $500,000 of such net revenue during the Performance Period; and (iii) 20% of all such net revenue in excess of US $1,500,000 during the Performance Period. The "net revenue" from sales of licensed software products shall mean the gross revenue from such sales less any royalties payable on arms-length terms to third parties in connection with such sales.


                               (ii) With respect to sales of
                               maintenance/solutions support services and consulting services to customers in STG's Client Base, the following percentage of the net revenue from such sales shall be included in STG Business Revenues: (i) 50% of the first US $1,000,000 of such net revenue during the Performance Period; (ii) 30% of the next $500,000 of such net revenue during the Performance Period; and (iii) 20% of all such net revenue in excess of US $1,500,000 during the Performance Period. The "net revenue" from sales of consulting services shall mean the gross revenues from such sale less (A) any fully loaded internal costs of Manugistics directly related to the provision of such services, and (B) any fees and costs payable by Manugistics to third parties to provide such services. The "fully loaded internal costs" of Manugistics will consist of (x) its direct expenses associated with any employees providing the consulting services, such as compensation, benefits, payroll taxes, bonuses and other incentives, recruiting, training, telephone, travel and business meals, and (y) its allocated expenses to cover the costs associated with facilities, administrative services, employee benefits (such as medical, dental, vision, pension and 401K and similar expenses), and technology infrastructure; provided, however, that the allocated expenses shall not exceed 25% of the direct expenses; and provided further that the Purchaser will provide a reasonably detailed explanation of such internal costs to the Equity Holders' Representative at his request. If the Equity Holders' Representative disagrees with the Purchaser's determination of the fully loaded internal costs, the Equity Holders' representative may refer the matter to the Audit Team (as defined in Section 3.3.3 below). The "net revenue" from sales of maintenance/solutions support shall be equivalent to the gross revenues from such sales.

                  (b) A percentage of the net revenues from all sales during the Performance Period to customers that are not in STG's Client Base of (x) Manugistics' current and future licensed software products, (y) maintenance/solutions support services, and (z) consulting services (exclusive of sales included under paragraph (c) below) which involved the knowledge and expertise of Manugistics personnel who were employed by STG immediately prior to the Closing Date, if such personnel significantly supported and otherwise significantly assisted in the sale. The "net revenue" from such sales shall be determined as set forth in paragraph (a) above. The percentage of the net revenue from such sales to be

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                      included in STG Business Revenues shall be based on the
                      contribution that such former STG personnel made to such sales (relative to the contribution made by all Manugistics' personnel), as determined by the Audit Team. In determining the contribution of the former STG personnel and the appropriate percentage of net revenue, the Purchaser shall consider whether such former STG personnel qualified for any commission under any sales incentive program of Manugistics and, if so, what proportion of the aggregate commission on each sale was allocated to such former STG personnel. The Audit Team shall make their determination in writing promptly following the end of each fiscal quarter of the Company.

                  (c) 100% of the net revenues from all sales during the
                      Performance Period to any customer of STG's Products and related maintenance/solutions support services and consulting services. The "net revenue" from such sales shall be determined as set forth in paragraph (a) above; and in determining the net revenue from the sale of consulting services, the costs shall include any costs reasonably incurred by Manugistics relating to development work, modifications, tuning and new features in connection with such consulting services.
                      Manugistics will provide a reasonably detailed explanation of such costs to the Equity Holders' Representative at his request. If the Equity Holders' Representative disagrees with the Purchaser's determination of such costs, the Equity Holders' Representative may refer the matter to the Audit Team.


         For purposes of calculating the STG Business Revenues, the revenues from the sale of products and services shall only be included in the calculation of the STG Business Revenues if such revenue is recognized by Manugistics for financial statement purposes during the Performance Period in accordance with generally accepted accounting principles as in effect in the United States as applied by Manugistics in accordance with past practice and the Revenue Recognition Policies attached as EXHIBIT C hereto.

3.3.3 The Audit Team shall be a four member committee consisting of two individuals designated by the Purchaser and two individuals designated by the Equity Holders' Representative. The Audit Team shall initially consist of Richard Bergmann, Michael Christianson, Stephen Franks and Nicholas Hillsborough. If Richard Bergmann or Michael Christianson should leave the Audit Team for any reason, Purchaser shall designate his or their replacements. If Stephen Franks or Nicholas Hillsborough should leave the Audit Team for any reason, the Equity Holders' Representative shall designate his or their replacements. The Purchaser and the Equity Holders' Representative will instruct their designees on the Audit Committee to review all disputes referred to them and to attempt in good faith to resolve them. If the Audit Committee is unable to resolve any dispute within thirty (30) days of its referral to the Committee, the Purchaser or the Equity Holders' Representative may initiate arbitration proceedings with respect to such dispute under Section
         12.2 hereof.

3.3.4 Not later than thirty (30) days after the end of the Performance Period, Purchaser shall determine the amount of the Performance Consideration in accordance with the terms of

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         this Section 3.3 (the "PURCHASER'S DETERMINATION") and shall give written notice of such determination to the Equity Holders' Representative. The notice shall be accompanied by a report prepared by or at the direction of Purchaser (the "STG REVENUE REPORT") which shall include an accounting of the STG Business Revenues and the calculations on which the Purchaser's Determination of the Performance Consideration is based.

3.3.5 Unless within thirty (30) days after its receipt of the STG Revenue Report the Equity Holders' Representative gives written notice to Purchaser that the Equity Holders' Representative disputes the Purchaser's Determination (a "DISPUTE NOTICE"), the Purchaser's Determination shall be final and binding on Purchaser and all of the Equity Holders. If within such thirty-day period the Equity Holders' Representative gives a Dispute Notice to Purchaser, the Equity Holders' Representative and Purchaser shall promptly enter into discussions in good faith for the purpose of reconciling any disagreements or differences that they may have relating to the STG Revenue Report and the Purchaser's Determination. As part of these discussions, Purchaser shall make available to the Equity Holders' Representative and its accountants or other representatives (i) such former STG personnel as the Equity Holders' Representative may reasonably request; provided that such former STG personnel are then employed by Manugistics and have information that is relevant to the calculation of the Performance Consideration; and provided further that the Purchaser shall have the right to be present at any meeting between such former STG personnel and the Equity Holders' Representative; and (ii) any books, records and other information (or copies thereof) that they may reasonably request relating to the determination of the STG Business Revenues and the calculation of the amount of the Performance Consideration. The Equity Holders' Representative and its accountants and other representative shall keep all such information in strict confidence and shall not, without the written consent of Purchaser, disclose or use such information to any other Person or for any other purpose (except that the Equity Holders' Representative may disclose such information to the Equity Holders upon receipt of an agreement from the Equity Holders to be bound by the terms of this Section 3.3.5, in form and substance reasonably satisfactory to Purchaser, and may disclose such information in any proceeding for the resolution of any dispute as to the determination and amount of the Performance Consideration), and shall return information to Purchaser promptly after the Purchaser's payment of any Performance Consideration that is determined to be due, or if it shall be determined that no Performance Consideration is due, promptly after such determination. If the Equity Holders' Representative and Purchaser have not been able to reach agreement on the amount of the Performance Consideration within thirty (30) days from the initiation of their discussions, either the Equity Holders' Representative or Purchaser may refer the dispute to arbitration pursuant to Section 12.2 hereof.

3.3.6 The Company, the Stockholders and Strathdon Investments Limited, as representative of the holders of the Stock Rights (as defined in Section 4.5.4 hereof) (such Person or his successor under the Allocation Agreement being referred to as the "EQUITY HOLDERS' REPRESENTATIVE") shall enter into an Allocation and Indemnification Agreement and Appointment of Equity Holders' Representative dated as of the Closing Date, in the form of EXHIBIT D hereto (the "ALLOCATION AGREEMENT"), which shall be joined in by each of

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         the holders of Stock Rights and which shall provide for, among other things, (i) the cancellation and termination of any and all Stock Rights held by such holders, and (ii) the allocation of the Base Consideration and the Performance Consideration, if any, among the Stockholders and the holders of the Stock Rights (the Stockholders and the holders of the Stock Rights being collectively referred to herein as the "EQUITY HOLDERS"). The Performance Consideration, if any, shall be paid by Purchaser to the Equity Holders' Representative under the Allocation Agreement, either in cash (U.S. dollars in immediately available funds) or in shares of Manugistics Common Stock, at the sole option of Purchaser. If Purchaser elects (or is required) to pay the Performance Consideration in cash, the Performance Consideration shall be paid to the Equity Holders' Representative within ten (10) days after the final determination of the amount thereof pursuant to Section 3.3.5 hereof, subject to Sections 6(i) and 6(j) of the Allocation Agreement. If Purchaser elects (and is permitted) to pay the Performance Consideration in Manugistics Common Stock, the Performance Consideration shall be delivered to the Equity Holders' Representative on the Second Distribution Date, subject to Sections 6(i) and 6(j) of the Allocation Agreement, and shall consist of that number of shares of Manugistics Common Stock determined by dividing (i) the dollar amount of the Performance Consideration by (ii) the average closing price of Manugistics Common Stock (the "MANUGISTICS STOCK PRICE") for the ten-trading day period ending on the fourth business day prior to the Second Distribution Date, rounded up or down to the nearest whole number. Notwithstanding the foregoing, the Performance Consideration shall be paid to the Equity Holders' Representative in cash rather than Manugistics Common Stock if (x) the Manugistics Stock Price is less than $15 per share or more than $30 per share, as adjusted for any stock splits or stock dividends with respect to Manugistics Common Stock, or (y) any Person or Persons acting in concert acquire more than thirty percent (30%) of the total voting rights attached to all capital stock of Manugistics Group or the Purchaser, or (z) Manugistics Group or the Purchaser becomes subject to any voluntary or involuntary bankruptcy, reorganization or other insolvency proceeding, or takes any steps for the winding up or liquidation of its business, or is unable to pay its debts as they fall due, or ceases to carry on its business; and upon the occurrence of any such event under clauses (y) and (z), the Performance Consideration shall become immediately due and payable based on the amount of the Annual Revenue Rate as calculated by annualizing the total STG Business Revenues realized over the period prior to the occurrence of such event (rather than the full Performance Period).

3.4 Purchaser and the Stockholders and the other Equity Holders shall enter into a Registration Rights Agreement dated as of the Closing Date, in the form of EXHIBIT E hereto (the "REGISTRATION RIGHTS AGREEMENT"), which shall provide for, among other things, (i) the registration of the shares of Manugistics Common Stock to be delivered to the Stockholders on the First Distribution Date, and
         (ii) the registration of any shares of Manugistics Common Stock to be delivered to the Equity Holders' Representative on the Second Distribution Date, unless Purchaser elects or is required to pay the Performance Consideration, if any, in cash.

3.5 The "First Distribution Date" and the "Second Distribution Date" shall be determined as follows:

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3.5.1    The "FIRST DISTRIBUTION DATE" shall be the second business day after the effective date of the registration statement for the shares of Manugistics Common Stock comprising the Base Consideration, or such other date as the Equity Holders' Representative and Purchaser may agree in writing; provided, however, that if such registration statement shall not have become effective within 180 days after the Closing Date, the Equity Holders' Representative may at any time thereafter request delivery of the shares of Manugistics Common Stock comprising the Base Consideration notwithstanding the absence of such an effective registration statement, and in such event the First Distribution Date shall be the fifth business day after Purchaser's receipt of such request.

3.5.2 The "SECOND DISTRIBUTION DATE" shall be the second business day after the effective date of the registration statement for the shares of Manugistics Common Stock comprising the Performance Consideration, if any, or such other date as the Equity Holders' Representative and Purchaser may agree in writing; provided, however, that if such registration statement shall not have become effective within 180 days after the date of the final determination of the amount of the Performance Consideration under Section 3.3.5 hereof (subject to Sections 6(i) and 6(j) of the Allocation Agreement), the Equity Holders' Representative may at any time thereafter request delivery of the shares of Manugistics Common Stock comprising the Performance Consideration notwithstanding the absence of such an effective registration statement, and in such event the Second Distribution Date shall be the fifth business day after Purchaser's receipt of such request..

3.5.3 In the event that the Equity Holders' Representative requests delivery of unregistered shares of Manugistics Common Stock pursuant to Section 3.5.1 or 3.5.2 hereof, the following provisions shall apply:

         3.5.3.1 Purchaser may, at its option, pay the Base Consideration or the Performance Consideration to the Equity Holders' Representative in cash on the applicable Distribution Date.

         3.5.3.2 If (i) Purchaser pays the Base Consideration or the Performance Consideration by delivery of unregistered shares of Manugistics Common Stock to the Equity Holders' Representative, (ii) within one year thereafter such shares are covered by an effective registration statement, and
                  (iii) the average closing price of Manugistics Common Stock for the ten-day trading period ending on the fourth business day prior to the date on which such registration statement becomes effective (for purposes of this Section 3.5.3.2, the "THEN-CURRENT MARKET PRICE") is less than price that was used for the purpose of calculating the number of unregistered shares delivered to the Equity Holders' Representative, Purchaser shall, within two business days after the effective date of such registration statement, deliver to the Equity Holders' Representative such additional shares (if any) of Manugistics Common Stock as may be necessary to provide a total share value (determined by valuing both the unregistered shares previously delivered to the Equity Holders' Representative and such additional shares at the Then-Current Market Price) equal to the amount of the Base Consideration or the Performance Consideration, as the case may be.

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         3.5.3.3  If (i) Purchaser pays the Base Consideration or the
                  Performance Consideration by delivery of unregistered shares of Manugistics Common Stock to the Equity Holders' Representative, (ii) such shares are not covered by an effective registration statement within one year thereafter, and (iii) the average closing price of Manugistics Common Stock for the ten-day trading period ending on such one year anniversary date (for purposes of this Section 3.5.3.3, the "THEN-CURRENT MARKET PRICE") is less than price that was used for the purpose of calculating the number of unregistered shares delivered to the Equity Holders' Representative, Purchaser shall, within two business days after such one year anniversary date, pay to the Equity Holders' Representative cash in an amount equal to the difference between (i) the amount of the Base Consideration or the Performance Consideration, as the case may be, and
                  (ii) the value of the unregistered shares previously delivered to the Equity Holders' Representative based on the Then-Current Market Price.

3.6 Except as expressly set forth in Section 3.7 hereof, each Stockholder hereby acknowledges and agrees that Manugistics shall have sole discretion with respect to all decisions and plans that may affect the level of the STG Business Revenues and that Manugistics shall have no duty or obligation at any time after the Closing and during the Performance Period to make any expenditures or commit resources of any kind (including without limitation financial, management, marketing or technical support) to (i) maintain, support or promote the development, marketing, distribution, sale or licensing of STG's products and services, (ii) maintain, support or promote the sale or licensing of Manugistics' products and services to customers in STG's Client Base, or (iii) otherwise increase the level of the STG Business Revenues. Each Stockholder hereby releases Manugistics from any and all claims that such Stockholder may ever have regarding the amount of the Performance Consideration payable hereunder based on Manugistics' actions with respect to STG's business following the Closing, except to the extent such actions are in violation of
         Section 3.7 hereof.

3.7 Purchaser covenants that, from the Closing Date until the end of the Performance Period:

3.7.1 Purchaser will not sell or otherwise transfer to any other Person any shares of capital stock of the Company or any of the Subsidiaries or all or any substantial part of the assets or business of STG; provided, however, that Purchaser shall be permitted (i) to transfer such shares or assets to one or more other wholly owned subsidiaries of Manugistics Group, so long as such transfer will not interfere with the ability of Purchaser to determine the STG Business Revenues and calculate the amount of the Performance Consideration, and (ii) to pledge or otherwise encumber such shares or assets in connection with any debt issuance or other financing for Manugistics;

3.7.2 Purchaser will not, and will not permit the Company or any Subsidiary (other than STG South Africa, STG Pacific or any inactive Subsidiary) to, take any steps for the winding up, liquidation or dissolution of its business or allow receivership, bankruptcy, reorganization or other insolvency proceedings to be commenced with respect to its assets or business;

3.7.3 Purchaser will not, and will not permit Manugistics to, establish any bonus or other compensation arrangements that are designed to discourage or create disincentives for Manugistics' personnel to sell Manugistics' products and services to any customer in STG's Client Base or to sell STG's products and services to any customer.

3.7.4 Purchaser will not, and will not permit Manugistics to, terminate the employment of any of the STG employees listed on SCHEDULE 3.7.4-A hereof prior to the end of the Performance Period, except for cause (as defined in SCHEDULE 3.7.4-B hereof), and will not, and will not permit Manugistics to, materially change the scope of such employees' duties or their status prior to the end of the Performance Period unless Purchaser determines in good faith that such change is in the best interests of developing and promoting the business of Manugistics.

3.7.5 Not later than March 31, 2001, Purchaser shall grant stock options to certain STG employees for not less than 236,000 shares of Manugistics Common Stock, with the allocation of such stock options among such STG employees as previously agreed by the Company and Purchaser. The stock options shall be subject to the usual terms and conditions for Manugistics' employee stock options, including provision for vesting over a four-year period at the rate of 25% per year on each anniversary of the grant of the option.

4. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS REGARDING STG.

         As used herein the term "to the knowledge" of the Company shall mean, with respect to any statement herein, to the actual knowledge of any executive officer or any member of the board of directors of the Company or any Subsidiary. This Agreement, the Escrow Agreement, the Allocation Agreement and the Registration Rights Agreement are collectively referred to in this Agreement as the "TRANSACTION DOCUMENTS." Each Stockholder represents and warrants to Purchaser that as of the date hereof, subject to the exceptions set forth in the letter dated January 16, 2001 from the Company, on behalf of itself and the Stockholders, to Purchaser (the "DISCLOSURE LETTER"), a copy of which is attached hereto as EXHIBIT 4, and subject to the provisions and limitations of Section 6 of the Allocation Agreement:

4.1 Organization, Charter Documents, Etc. of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, corporate or otherwise, to own, lease and operate its properties and to carry on its business as and in the places where such properties are now owned, leased or operated or such business is now being conducted. Complete and correct copies of the Certificate of Incorporation of the Company and all amendments thereto, certified in each case by the Secretary of State of the state of incorporation, and of the By-laws of the Company and all amendments thereto, certified by the Secretary of the Company, have been heretofore delivered to Purchaser, and there have been no amendments to such documents since the date of such delivery. The Company is duly qualified to do business and is in good standing in the jurisdictions listed in paragraph 4.1 of the Disclosure Letter, which are the only jurisdictions in which such qualification is necessary because of the character of the properties owned, leased or operated by it or the nature of its activities. The Company has taken no action and has not failed to take any action, which action or failure would preclude or prevent Purchaser from conducting the business of the Company in the manner heretofore conducted. Except for the stock of the subsidiaries listed in paragraph 4.1 of the Disclosure Letter, the Company does not own any capital stock, warrants, options, equity interests, rights to participate in profits, notes, debentures, bonds, rights, options, calls or any guarantees thereof or any obligations or instruments evidencing the rights to purchase or effect a conversion into any contract, commitment, instrument, understanding or obligation, whether written, oral, express or implied, relating to the issuance or transfer of any thereof whether or not such may be authorized, issued or outstanding ("SECURITIES") in any natural person, corporation, business, trust, firm, association, partnership, joint venture, entity, or organization ("PERSON").

4.2 Organization, Charter Documents, Etc. of Subsidiaries. The Company holds all of the issued and outstanding shares of stock of each of the Subsidiaries, free and clear of any lien or encumbrance. The Company does not hold fifty percent (50%) or more of the voting Securities of any Person other than the Subsidiaries. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization and has all requisite power and authority, corporate or otherwise, to own, lease and operate its properties and to carry on its business as and in the places where such properties are now owned, leased or operated or such business is now being conducted. Complete and correct copies of the Certificate of Incorporation of each Subsidiary and all amendments thereto, certified in each case by the Secretary of State of the jurisdiction of incorporation or organization, and of the By-laws of each Subsidiary and all amendments thereto, or equivalent corporate governance documents, have been heretofore delivered to Purchaser, and there have been no amendments to such documents since the date of such delivery. Each Subsidiary is duly qualified to do business and is in good standing in the jurisdictions listed in paragraph 4.2 of the Disclosure Letter, which are the only jurisdictions in which such qualification is necessary because of the character of the properties owned, leased or operated by it or the nature of its activities. Each Subsidiary has taken no action and has not failed to take any action, which action or failure would preclude or prevent Purchaser from conducting the business of such Subsidiary in the manner heretofore conducted. Except as set forth in paragraph 4.2 of the Disclosure Letter, no Subsidiary owns any Securities or any interest in any Person.

4.3 Corporate Power. The Company has all requisite power and authority to enter into the Transaction Documents to which it is a party and to assume and perform its obligations thereunder. The execution and delivery by the Company of the Transaction Documents to which it is a party and the performance by the Company of its obligations thereunder have been duly and validly authorized by all necessary corporate action of the Company and no further action or approval, corporate or otherwise is required in order to constitute the Transaction Documents as valid, binding and enforceable obligations of the Company. The execution and delivery of the Transaction Documents, the consummation of the transactions contemplated thereby, the fulfillment of the terms, conditions or provisions thereof and the compliance with the terms, conditions or provisions thereof (i) do not and will not conflict with, or violate any provision of the Certificate of

         Incorporation or By-laws or equivalent corporate governance documents of the Company or any Subsidiary, and (ii) except as set forth in paragraph 4.11 of the Disclosure Letter, do not and will not conflict with, or result in any breach of, any term, condition or provision of, or constitute a default under, or give rise to any right of termination, modification, cancellation or acceleration under (whether after the giving of notice or lapse of time or both), any contract, mortgage, lien, lease, agreement, indenture, license, franchise, instrument, order, judgment or decree to which the Company or any Subsidiary is a party of which is binding upon the Company or any Subsidiary, and (iii) will not be in violation of any statute, law, rule or regulation applicable to the Company or any Subsidiary, and (iv) will not result in the creation or imposition of any lien, charge, pledge security interest or any encumbrance upon any of the assets of STG.

4.4 Authorization. No action, approval, consent or authorization, including, but not limited to, any action, approval, consent or authorization by, or filing with, any governmental or quasi-governmental agency, commission, board, bureau or instrumentality or any Person is necessary or required in connection with the execution and delivery of the Transaction Documents by the Company, the consummation of the transactions contemplated thereby or in order to constitute the Transaction Documents as valid, binding and enforceable obligations of the Company in accordance with their respective terms.

4.5      Capitalization.

4.5.1 The authorized capital stock of the Company consists of (A) 45,000,000 shares of Common Stock, par value $0.01 per share ("STG COMMON STOCK"), of which 2,069,930 shares are issued and outstanding, and no shares are held in the treasury of the Company; (B) 100,000 shares of Class A Preferred Stock, par value $0.01 per share, of which 63,074 shares are issued and outstanding, and no shares are held in the treasury of the Company; (C) 400,000 shares of Class B Preferred Stock, par value $0.01 per share, of which 385,207 shares are issued and outstanding, and no shares are held in the treasury of the Company; (D) 1,700,000 shares of Class C Preferred Stock, par value $0.01 per share, of which 878,824 shares are issued and outstanding, and no shares are held in the treasury of the Company; and (E) 500,000 shares of Class D Preferred Stock, par value $0.01 per share, of which 162,500 shares are issued and outstanding, and no shares are held in the treasury of the Company (such classes of Preferred Stock being collectively referred to herein as "STG PREFERRED STOCK"). Such issued and outstanding shares constitute all of the issued and outstanding shares of capital stock of the Company. All outstanding capital stock of the Company was issued and is issued in compliance with all applicable federal, state and foreign securities laws.

4.5.2 There are issued and outstanding options and warrants (vested and nonvested) to purchase and acquire, in the aggregate, 4,762,460 shares of STG Common Stock (collectively, the "STG COMMON STOCK OPTIONS"). Paragraph 4.5.2 of the Disclosure Letter sets forth a list of (1) all holders of STG Common Stock Options; and (2) the number of shares of STG Common Stock represented by the STG Common Stock Options.

4.5.3 There are issued and outstanding options and warrants (vested and nonvested) to purchase and acquire, in the aggregate, 173,740 shares of Class C Preferred Stock (collectively, the "STG CLASS C PREFERRED STOCK OPTIONS"). Paragraph 4.5.3 of the Disclosure Letter sets forth a list of (1) all holders of STG Class C Preferred Stock Options; (2) the number of shares of STG Class C Preferred Stock represented by the STG Class C Preferred Stock Options; and (3) the number of shares of STG Common Stock into which the shares of STG Class C Preferred Stock underlying the STG Class C Preferred Stock Options are convertible.

4.5.4 Except for the STG Preferred Stock, the STG Common Stock Options and the STG Class C Preferred Stock Options, or as otherwise set forth in paragraph 4.5.4 of the Disclosure Letter, there are no outstanding subscription rights, convertible securities, stock options, warrants, equity interests, stock appreciation rights, phantom stock rights, profit participation rights or similar rights with respect to the Company or any class or series of the capital stock of the Company (collectively, the "STOCK RIGHTS"). Upon the execution and delivery of the Allocation Agreement by the parties thereto, all existing Stock Rights will be cancelled and terminated.

4.5.5 All of the issued and outstanding capital stock of each Subsidiary is owned by the Company and there are no outstanding subscription rights, convertible securities, stock options, warrants, equity interests, stock appreciation rights, phantom stock rights, profit participation rights or similar rights with respect to any Subsidiary or any class or series of the capital stock of any Subsidiary.

4.5.6 All of the issued and outstanding shares of capital stock of the Company and each Subsidiary are validly issued, fully paid and nonassessable. Each share of the capital stock of the Company and each Subsidiary is free and clear of any lien, charge, security interest, pledge, option, right of first refusal, voting proxy or other voting agreement, or encumbrance of any kind or nature imposed by the Company, other than restrictions on transfer imposed by applicable federal, state and foreign securities laws. Except for the dividends accrued on the STG Preferred Stock, there are no dividends declared or accrued, but not paid, in respect of any of the shares of the capital stock of the Company.

4.6 Financial Statements. Attached to the Disclosure Letter are (a) the consolidated balance sheet of the Company and its subsidiaries as of March 31, 2000 and the consolidated profit and loss account of the Company and its subsidiaries for the fiscal year then ending (collectively, the "MARCH 31, 2000 FINANCIAL STATEMENTS"), which have been audited by PricewaterhouseCoopers, independent certified public accountants, and have been prepared in accordance with generally accepted accounting principles as in effect in the United Kingdom ("UK GAAP") consistently applied throughout the periods indicated;
         (b) the consolidated balance sheet of the Company and its subsidiaries as of March 31, 1999 and March 31, 1998 and the consolidated profit and loss account of the Company and its subsidiaries for the fiscal years then ending (collectively, the "PRIOR FINANCIAL STATEMENTS"), which have been audited by PricewaterhouseCoopers, and have been prepared in accordance with UK GAAP consistently applied throughout the periods indicated; and (c) the consolidated balance sheet of the Company and its subsidiaries as of November 30, 2000 and the consolidated profit and loss account of the Company and its subsidiaries for the seven-month period then ending (collectively, the "NOVEMBER 30, 2000 FINANCIAL STATEMENTS"). The Prior Financial Statements and the March 31, 2000 Financial Statements are hereinafter referred to collectively as the "FINANCIAL STATEMENTS". The Financial Statements fairly, completely and accurately present the financial condition of the Company and its subsidiaries at the dates specified or the results of its operations for the periods covered. The November 30, 2000 Financial Statements have been prepared in a manner consistent in all material respects with the March 31, 2000 Financial Statements and fairly reflect the financial condition of the Company and its subsidiaries as of such date. The Company has not made any material changes in the accounting policies that its uses to prepare its financial statements since March 31, 2000.

4.7 Absence of Undisclosed Liabilities. Neither the Company nor any Subsidiary has any indebtedness, liabilities or obligations whether accrued, absolute, contingent, liquidated or unliquidated, and whether due or to become due, which are required to be reflected on their consolidated financial statements under UK GAAP and which (i) are not reflected in or reserved against on the March 31, 2000 Financial Statements, or (ii) did not arise in the ordinary course of business after the date of the March 31, 2000 Financial Statements, or (iii) are otherwise disclosed in the Disclosure Letter.

4.8 Absence of Adverse Changes. Except as reflected in the November 30, 2000 Financial Statements or as set forth in paragraph 4.8 of the Disclosure Letter, since March 31, 2000 there have been no adverse changes in the assets, liabilities or earnings of the Company and its Subsidiaries, and neither the Company nor any Subsidiary has:

4.8.1 authorized, issued, sold or converted any Securities, or entered into any agreement with respect thereto;

4.8.2 incurred any damage, destruction or similar loss, whether or not covered by insurance, adversely affecting its respective business, assets or properties;

4.8.3 other than in the ordinary course of business, sold, assigned, transferred or otherwise disposed of any of their tangible or intangible assets or intellectual properties, including, without limitation, any patent, trademark, trade name, copyright, license, franchise, design or other intangible asset or intellectual property right;

4.8.4 other than in the ordinary course of business, mortgaged, pledged, granted or suffered to exist any lien or other encumbrance or charge on any of their assets or properties, tangible or intangible;

4.8.5 other than in the ordinary course of business, waived any rights of material value or cancelled, discharged, satisfied or paid any debt, claim, lien, encumbrance, liability or obligation, whether absolute, accrued, contingent or otherwise and whether due or to become due;

4.8.6 incurred any obligation or liability (absolute or contingent, liquidated or unliquidated, cheat or inchoate), except current obligations and liabilities incurred in the ordinary course of its business;

4.8.7 other than in the ordinary course of business, leased or effected any transfer of any of its respective assets, properties or rights;

4.8.8 other than in the ordinary course of business and consistent with past practices, entered into, made any amendment of, or terminated any lease, contract, license or other agreement to which it is a party;

4.8.9 amended its Certificate of Incorporation or By-laws (or equivalent corporate governance documents);

4.8.10   effected any change in its accounting practices or procedures;

4.8.11 paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement, arrangement or transaction of any nature with, any of its stockholders, officers or directors or any business or Person in which any of its stockholders, officers or directors or any "AFFILIATE" or "ASSOCIATE" (as such terms are defined in the Rules and Regulations of the Securities and Exchange Commission promulgated under the Securities Act of 1933, as amended) of any such Person has any direct or indirect interest, except for regular compensation paid to the stockholders or any affiliates of the stockholders who are also employees of the Company or any Subsidiary;

4.8.12 paid any bonus or similar payment or increased the compensation payable to any of its directors, officers or employees or became obligated to increase any such compensation, except for stay bonuses equal to one month's salary to be paid to employees on earlier of December 31, 2000 and the sale of STG;

4.8.13 had any resignation of any director, officer or employee, the lost of which would be, or has had, a material adverse effect on the business of STG;

4.8.14 had any termination of any consulting contract or similar agreement by any consultant, the termination of which has had or is likely to have a material adverse effect on the business of STG;

4.8.15 entered into any other material transaction other than in the ordinary course of business and consistent with past practices, or changed in any material way its business policies or practices; or

4.8.16 obtained knowledge of any event or circumstance reasonably likely to result in a material adverse change in its business, assets, prospects, earnings, net worth or financial condition.

4.9 Title to and Sufficiency of Assets. The Company and the Subsidiaries own outright, and have good and marketable title to, all of their respective assets, free and clear of any mortgage, lien, pledge, charge, claim, conditional sale or other agreement, lease, right or encumbrance of any sort except as shown on or reserved against the March 31, 2000 Financial Statements, and such assets constitute all of the assets required for the Company and the Subsidiaries to carry on their business as it has been conducted.

4.10 Taxes. The Company and each Subsidiary have duly filed all national, state, provincial, county, local and foreign income, excise, sales, property, withholding, social security, franchise, license, information returns and other tax returns and reports required by law to have been filed by the Company or such Subsidiary, respectively, to the date hereof. Each such return is true, correct and complete in all material respects and the Company and each Subsidiary has paid all taxes (including without limitation any customs duties or related charges) which it is required by law to pay taxing authorities with respect to all periods prior to the date of the March 31, 2000 Financial Statements required to have been paid by the Company and each Subsidiary and created sufficient reserves or made provision for all thereof accrued but not yet due and payable by it. Neither the Company nor any Subsidiary has any liability for any taxes, assessments, amounts, interest or penalties of any fiscal nature whatsoever except as reserved against the March 31, 2000 Financial Statements and, to the knowledge of the Company, there is no basis for any additional claim or assessment other than with respect to liabilities for taxes which may have accrued in the ordinary course of business since the date of the March 31, 2000 Financial Statements. No government or governmental authority is now asserting or, to the knowledge of the Company, threatening to assert any deficiency or assessment for additional taxes or any interest, penalties or fines with respect to the Company or any Subsidiary. Complete and correct copies of the U.S. federal income tax returns and U.K. tax returns of the Company and each Subsidiary required to file such tax returns for the years ended March 31, 1998, 1999 and 2000 have been heretofore delivered to Purchaser or its accountants. Neither the Company nor any Subsidiary has any liability for, and there is no basis for any claim or assessment for, any taxes, assessments, amounts, interest or penalties arising out of or relating to (i) cross-border debt balances among the Company and its Subsidiaries, except as reserved against in the March 31, 2000 Financial Statements, or (ii) any determination that any consultant to the Company or any Subsidiary should be deemed an employee of the Company or such Subsidiary.

4.11 Contracts. Except only those contracts, agreements and commitments listed and described in paragraph 4.11 of the Disclosure Letter (complete and correct copies of each of which have been heretofore delivered to Purchaser), neither the Company nor any Subsidiary is a party to, and has no, contract, agreement or commitment of any kind or nature whatsoever, written or oral, formal or informal, of the following kind:

4.11.1 any sales, advertising, license (other than licenses for "off-the-shelf" software licensed to the Company or any Subsidiary), franchise, distribution, dealer, agency, manufacturer's representative, or similar agreement, or any other contract that involves the payment of a commission;

4.11.2 any pension, profit-sharing, bonus, stock purchase, stock option, retirement, severance, hospitalization, accident, insurance or other similar plan, arrangement or agreement involving benefits to current or former employees;

4.11.3 any contract or commitment for the employment of any employee or consultant or any commitment for the payment of any severance or termination pay (including, without limitation, change of control or "golden parachute" provisions);

4.11.4 any collective bargaining agreement or other contract with any labor union;

4.11.5 any material contract or commitment for the purchase by the Company or any Subsidiary of services, materials, supplies, merchandise, inventory or equipment from any other Person;

4.11.6 any material contract or commitment for the sale by the Company or any Subsidiary of any of its services, products or assets to any other Person;

4.11.7 any mortgage, indenture, promissory note, loan agreement, guaranty or other contract or commitment for the borrowing of money or for a line or letter of credit;

4.11.8 any contract or commitment with any stockholder or any current or former director, officer or employee of the Company or any Subsidiary which will be in effect on the Closing Date;

4.11.9 any material contract or commitment with any government or governmental department, agency, bureau or instrumentality thereof;

4.11.10 any contract pursuant to which the right of the Company or any Subsidiary to compete with any other Person in the conduct of business anywhere in the world is restrained or restricted for any reason or in any way;

4.11.11 any material contract or commitment guaranteeing the performance, liabilities or obligations of any Person;

4.11.12 any contract which provides for the indemnification of any officer, director, employee or agent of the Company or any Subsidiary by the Company or such Subsidiary;

4.11.13 any material contract or commitment for capital improvements or expenditures or with any contractor or subcontractor;

4.11.14 any contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities with any Person other than the Company or a Subsidiary;

4.11.15  any material contract or commitment for charitable contributions;

4.11.16 any lease or other agreement or commitment pursuant to which the Company or any Subsidiary is a lessee of, or holds or operates, any real property, machinery, equipment, motor vehicles, office furniture, fixtures or similar personal property owned by any third party;

4.11.17 any contract relating to the Intellectual Property or Licensed Intellectual Property (as those terms are defined below) (except for licenses for "off-the-shelf" software licensed to the Company or any Subsidiary); or

4.11.18 any other material contract or commitment, whether or not in the ordinary course of business.

         For purposes of this Section 4.11, a contract, commitment or other agreement shall be considered "material" if such contract, commitment or other agreement requires payments over the term thereof aggregating in excess of US $50,000 or requires the performance of services or sale of products for more than one year (including any periods covered by any options to renew by any other Person) unless such contract, commitment or other agreement can be terminated without liability to the Company or such Subsidiary on ninety days or less written notice

         Except as set forth in paragraph 4.11 of the Disclosure Letter, (i) each of the contracts, commitments and other agreements referred to therein is in full force and effect and, to the knowledge of the Company, is enforceable against the other parties thereto in accordance with its terms, (ii) neither the Company, any Subsidiary nor any other party thereto is in default thereunder and no claim of default by any party has been made or is now pending, and (iii) to the knowledge of the Company, no event exists which, with or without the lapse of time or the giving of notice, or both, would constitute a breach or default, cause acceleration of any obligation, would permit the termination or excuse the performance by any party thereto. The execution, delivery and performance of the Transaction Documents by the Company and the Subsidiaries will not violate, result in a default under, or require the consent of any other Person under, any of the contracts, commitments and other agreements listed in paragraph 4.11 of the Disclosure Letter.

         The Company and the Subsidiaries possess or have adequate contractual arrangements required to secure all intellectual property, personnel and other resources necessary to perform fully each material contract and commitment within the time permitted thereby and all other material terms thereof, without incurring costs materially in excess of the compensation to be received by the Company and the Subsidiaries for such performance.

4.12 Inventory. Except as set forth in paragraph 4.12 of the Disclosure Letter, any inventory included in the assets reflected on the March 31, 2000 Financial Statements was determined in accordance with UK GAAP consistently applied, stated at the lower of cost or market value, and consists solely of merchandise usable or salable in the ordinary course of business at not less than gross cost.

4.13 Accounts. Except as set forth in paragraph 4.13 of the Disclosure Letter, each account receivable reflected on the March 31, 2000 Financial Statements constitutes a bona fide receivable resulting from a bona fide sale to a customer in the ordinary course of business. The books and records of the Company and each Subsidiary state correctly each account receivable of the Company or such Subsidiary and the balance due thereon. To the knowledge of the Company, no defenses, counterclaims, offsets, refusals to pay or other rights of setoff against any such accounts receivable have been asserted or threatened. Except to the extent of appropriate reserves and allowances which the Company has established specifically for doubtful accounts (which reserves and allowances are as set forth on the November 30, 2000 Financial Statements), each account receivable existing on the date hereof will be paid in full by no later than the 90th day after the date hereof. Such reserves and allowances have been established on the basis of historical experience in accordance with UK GAAP consistently applied.

4.14 Real Property. Neither the Company nor any Subsidiary owns any real property. Paragraph 4.14 of the Disclosure Letter lists all premises leased in whole or in part by the Company or any Subsidiary and all guarantees of any leases given by the Company or any Subsidiary for any other Person. Complete and correct copies of all such leases, guarantees of leases and other documents concerning such agreements and the interests of the Company or any Subsidiary therein have been heretofore delivered to Purchaser. Paragraph 4.14 of the Disclosure Letter also contains a brief description of all alterations being made or which are planned in any premises of the Company or any Subsidiary, together with the amounts budgeted for such alterations. No improvement, fixture or equipment of STG in or on any such premises, nor the occupation or leasehold of STG with respect thereto, is in violation of any law, including, without limitation, any zoning, building, safety, health or environmental law, and each of such premises or properties is currently being used.

4.15 Personal Property. Paragraph 4.15 of the Disclosure Letter lists (i) all tangible personal property owned by the Company or any Subsidiary having a book value at the date hereof in excess of $5,000 per item and (ii) all personal property having a value in excess of $5,000 owned by a third party which is leased to, or otherwise used by, the Company or any Subsidiary, together with a description of the lease or other agreement relating to the lease, use or operation thereof, including, without limitation, leases or other agreements relating to the use or operation of any machinery, equipment, motor vehicles, office furniture or fixtures owned by any third party (complete and correct copies of which leases or other agreements have been heretofore delivered to Purchaser).

4.16     Intellectual Property.

4.16.1 All patents, trademarks, trade names, service marks, Internet domain names, copyrights and any renewal rights therefor, technology, supplier lists, trade secrets, know-how, computer software programs or applications in both source and object code form, technical documentation of such software programs, registrations and applications for any of the foregoing and all other tangible or intangible proprietary information or materials that are or have been used by (including without limitation in the development of) the business and/or in any product, technology or process (i) currently being or formerly manufactured, published or marketed by the Company or any Subsidiary, (ii) previously or currently under development for possible future manufacturing, publication, marketing, or other use by the Company or any Subsidiary, or (iii) relating to services performed by the Company or any Subsidiary in the conduct of its business, are hereinafter referred to as the "INTELLECTUAL PROPERTY".

4.16.2 Paragraph 4.16.2 of the Disclosure Letter lists the Company's and each Subsidiary's patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, Internet domain names, Internet domain name applications, copyrights and copyright registrations and applications and other filings and formal actions made or taken pursuant to national, state, provincial, county, local and foreign laws by the Company or any Subsidiary to protect its respective interests in its Intellectual Property.

4.16.3 The Intellectual Property consists solely of items and rights which are: (i) owned by the Company or any Subsidiary; (ii) in the public domain; or (iii) rightfully used by the Company or any Subsidiary pursuant to a valid license (the "LICENSED INTELLECTUAL PROPERTY"), the parties, date, term and subject matter of each such license agreement (each, a "LICENSE AGREEMENT") being set forth on paragraph
         4.16.1 of the Disclosure Letter, except for desk-top office software generally available at retail. The Company and each Subsidiary has all rights in the Intellectual Property (including without limitation the ST-POINT product and the documentation therefor, the OPT product and the documentation therefor, and such computer software owned or distributed by Oracle Corporation UK Limited or other third parties as is necessary for the functionality of any of the products of the Company or any Subsidiary) necessary to carry out the current activities of the Company or such Subsidiary (and had all rights necessary to carry out their former activities at the time such activities were being conducted), including without limitation, to the extent required to carry out such activities, all necessary rights to make, use, reproduce, adopt, create derivative works based on, translate, distribute (directly or indirectly), transmit, display and perform publicly, license, rent and lease and, other than with respect to the Licensed Intellectual Property, modify, assign and sell, the Intellectual Property.

4.16.4 The reproduction, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in the Intellectual Property, as now used or proposed for use, licensing or sale by the Company or any Subsidiary does not infringe on any patent, copyright, trade secret, trademark, service mark, trade name, firm name, Internet domain name, logo or other intellectual property or proprietary right of any Person, except where such infringement would not have a material adverse effect on the Company or any Subsidiary. No claims (i) challenging the validity, effectiveness or, other than with respect to the Licensed Intellectual Property, ownership by the Company or any Subsidiary of any of the Intellectual Property, or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any of the Intellectual Property as now used or proposed for use, licensing, sublicensing or sale by the Company or any Subsidiary infringes or will infringe on any intellectual property or other proprietary right of any Person have been asserted or, to the knowledge of the Company, are threatened by any Person, nor are there, to the knowledge of the Company, any valid grounds for any bona fide claim of any such kind. To the knowledge of the Company, all registered, granted or issued patents, trademarks, Internet domain names and copyrights held by the Company or any Subsidiary are enforceable and subsisting. To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Intellectual Property by any third party, employee or former employee.

4.16.5 All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of the Intellectual Property on behalf of the Company or any Subsidiary, have executed nondisclosure agreements in the form delivered to Purchaser and either (i) have been a party to an arrangement or agreements with the Company or such Subsidiary in accordance with applicable national, state and/or foreign law that has accorded the Company or such Subsidiary full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of the Company or such Subsidiary as assignee that have conveyed to the Company or such Subsidiary effective and exclusive ownership of all tangible and intangible property thereby arising.

4.16.6 Neither the Company nor any Subsidiary is, nor as a result of the execution or delivery of the Transaction Documents, or performance of the Company's or any Subsidiary's obligations thereunder, will the Company or any Subsidiary be, in violation of any license, sublicense, agreement or instrument to which the Company or such Subsidiary is a party or otherwise bound, except as would not have a material adverse effect on the Company or any Subsidiary; nor will execution and delivery of the Transaction Documents, or performance of the Company or any Subsidiary's obligations thereunder, cause the diminution, termination or forfeiture of any of the Intellectual Property.

4.16.7 Paragraph 4.16.7 of the Disclosure Letter contains a true and complete list of all software programs of the Company and each Subsidiary (the "SOFTWARE PROGRAMS"). The Company or such Subsidiary has the rights to license or owns full and unencumbered right and good, valid and marketable title to the Software Programs free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind. All unexpired representations and warranties made or given by the Company or any Subsidiary to any of its respective customers respecting any of the Software Programs or its respective Intellectual Property are true and correct in all material respects.

4.16.8 The source code and system documentation relating to the Software Programs (i) have at all times been maintained in strict confidence,
         (ii) have been disclosed by the Company or any Subsidiary only to employees who have a "need to know" the contents thereof in connection with the performance of their duties to the Company or such Subsidiary and who have executed the nondisclosure agreements referred to in Section 4.16.4 above, and (iii) have not been disclosed to any third party.

4.16.9 All license agreements permit the Company or the applicable Subsidiary or a third party to make all modifications, bypasses, de-bugging, work-arounds, repairs, replacements, conversions or corrections necessary to permit the components of all Software

         Programs to operate compatibly and reliably, in conformance with their respective specifications and to be Year 2000 compliant.

4.16.10 No Software Program contains any "backdoor" or concealed access or any "software locks" or similar undocumented devices which, upon the occurrence of a certain event, the passage of a certain amount of time or the taking of any action (or the failure to take any such action) by or on behalf of the Company, any Subsidiary or any third party, will cause any software, database, or information in any database to be destroyed, erased, damaged or otherwise rendered inoperable or inaccessible.

4.16.11 No component of any Software Program is subject to any national, state, provincial, county, local or foreign export control laws or regulations.

4.16.12 The Company and the Subsidiaries do not currently have any products other than those listed on SCHEDULE 3.3.2-B hereof.

4.17 Insurance. Paragraph 4.17 of the Disclosure Letter lists all insurance policies, together with a brief description (including name of insurer, agent, type of coverage, policy number, annual premium, amount of coverage, expiration date and any pending claims thereunder), including, without limitation, liability, burglary, theft, fidelity, life, fire, product liability, workmen's compensation, health and other forms of insurance of any kind held by the Company or any Subsidiary; each such policy is valid and enforceable, outstanding and in full force and effect; the Company and its Subsidiaries are the sole beneficiaries of each such policy; no such policy, or the future proceeds thereof, has been assigned to any other Person; all premiums and other payments due from the Company or any Subsidiary under, or on account of, any such policy have been paid; the Company has no knowledge of any act or fact or failure to act which has or might cause any such policy to be cancelled or terminated; the Company and each Subsidiary has given each notice and presented each claim under each such policy and taken any other required or appropriate action with respect thereto in due and timely fashion; and the coverages and amounts of the insurance policies maintained by the Company and its Subsidiaries are consistent with advice obtained from insurance brokers as to the coverages and amounts of insurance maintained by businesses similar to the business in which the Company and its Subsidiaries is engaged. Complete and correct copies of each policy have been heretofore delivered to Purchaser.

4.18 Accounts Payable. All material amounts payable of the Company or any Subsidiary are currently within their respective terms, or if not within terms, are not past due by more than ninety (90) days, except as set forth in paragraph 4.18 of the Disclosure Letter.

4.19 Bank Accounts. Paragraph 4.19 of the Disclosure Letter lists the names and locations of all (i) banks at which the Company or any Subsidiary has an account or safe deposit box and (ii) company credit cards of the Company and each Subsidiary, the number of the accounts and the names of all persons authorized to draw thereon or to have access thereof.

4.20 Legal Proceedings. Except as set forth in paragraph 4.20 of the Disclosure Letter, no action, suit, claim, arbitration, governmental investigation or proceeding, whether legal or administrative or in mediation or arbitration, is pending or, to the knowledge of Company, threatened, at law or in equity, before or by any court or national, state, provincial, county, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, (i) against or directly affecting the Company or any Subsidiary or any of their assets or respective business, operations, financial condition or prospects of the Company or any Subsidiary or (ii) in which an unfavorable judgment, decree or order would restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful the Transaction Documents or the carrying out of the Transaction Documents or the transactions contemplated thereby; nor does the Company have knowledge of any basis for any such action, suit, claim, investigation or proceeding. There is no pending action, suit or proceeding which has been brought by or on behalf of the Company or any Subsidiary in any court, before any governmental agency or arbitration tribunal. Neither the Company nor any Subsidiary is in default with respect to any order, writ, information or decree of any court or any national state, provincial, county, local, foreign or other governmental department, bureau, agency or instrumentality.

4.21 Permits. The Company and each Subsidiary has all permits, licenses, orders and approvals of all national, state, provincial, county, local or foreign governmental regulatory bodies required for it to conduct its respective business as presently conducted; all such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is pending or threatened; and none of such permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated by the Transaction Documents.

4.22 Compliance With Laws. The Company and each Subsidiary is in compliance with each law, rule and regulation applicable to its respective businesses including, without limitation, laws, rules and regulations respecting occupational safety, environmental protection and employment practices.

4.23 Illegal Discrimination. Except as set forth in paragraph 4.23 of the Disclosure Letter, neither the Company nor any Subsidiary has been found by any court or governmental department, commission, board, agency or instrumentality to have committed any act of sexual, religious, age or racial discrimination or any act of sexual harassment which violates any national, state, provincial, county, local or foreign law or regulation and there is not pending in any court or before any governmental department, commission, board, agency or instrumentality, or threatened, any claim with respect to any of the foregoing.

4.24 Labor. Except as set forth in paragraph 4.24 of the Disclosure Letter, neither the Company nor any Subsidiary is a party to any representation or labor contract with any trade union or employee representatives. Neither the Company nor any Subsidiary is in breach of, or has not properly complied with, any provision of any such contract; neither the Company nor any Subsidiary has received any notice from any labor union or group of employees that such union or group represents or believes or claims it represents or intends to represent any of the employees of the Company or such Subsidiary; neither the Company nor any Subsidiary has received any notice or threat of any strike or work interruption by any of its employees. Complete and correct copies of any such labor or representation contract to which the Company or any Subsidiary is a party have been heretofore delivered to Purchaser. At no time during the past five (5) years have the Company or any Subsidiary experienced any threats of strikes, work stoppages or demands for collective bargaining by any union or labor organization or any other group or other organization of employees, and grievances, disputes or controversies with any union or any other group or any other organization of employees or any pending or threatened court or arbitration proceedings involving an employment grievance, dispute or controversy. Except as set forth in paragraph
         4.24 of the Disclosure Letter, (i) neither the Company nor any Subsidiary is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees; (ii) in the event of termination of the employment of any said employees, neither the Company nor any Subsidiary will, under any employment contract or other agreement, be liable to any of said employees for so-called "severance pay" or any other payments; (iii) the Company and each Subsidiary are in compliance with all national, state, provincial, county, local and foreign laws and regulations respecting labor, employment and wages and hours; and (iv) there is no unfair labor practice complaint against the Company or any Subsidiary pending before the National Labor Relations Board or any comparable state, local or foreign agency.

4.25 Employment Contracts. Paragraph 4.25 of the Disclosure Letter lists the names and current annual salary, bonus, commission and perquisite arrangements, written or unwritten, for each director, officer and employee of the Company and each Subsidiary. Except as set forth in paragraph 4.25 of the Disclosure Letter, no current or former director, officer or employee of the Company or any Subsidiary or any relative, associate or agent of such director, officer or employee has any interest in any property of the Company or any Subsidiary except as a stockholder, or is a party, directly or indirectly, to any contract for employment or otherwise or any lease or has entered into any transaction with the Company or any Subsidiary, including, without limitation, any contract for the furnishing of services by, or rental of real or personal property from or to, or requiring payments to, any such director, officer, employee, relative, associate or agent. Complete and correct copies of any such contracts have been heretofore delivered to Purchaser. Also set forth in paragraph 4.25 of the Disclosure Letter is a complete and correct list of all vehicles, apartments and other facilities owned or operated by the Company or any Subsidiary and not listed in any other Schedule hereto, and of all country club and other memberships owned or paid for, or the dues for which are borne, by the Company or any Subsidiary. Except as set forth in paragraph 4.25 of the Disclosure Letter, neither the Company nor any Subsidiary has been notified or advised (orally or in writing) that any employee listed therein intends to terminate his or her employment relationship with the Company or such Subsidiary, as applicable, and neither the Company nor any Subsidiary has any contract for the future employment of any officer or employee not listed in paragraph 4.25 of the Disclosure Letter. The transactions contemplated by the Transaction Documents will not result in any liability for severance pay, termination pay or any "golden parachute" to any director, officer or employee of the Company or any Subsidiary, nor will any current or former directors, officers or employees of the Company or any Subsidiary be entitled to any payment solely by reason of such transactions. Neither the Company nor any Subsidiary is under any obligation to pay any bonus or similar payment except as described in Paragraph 4.11.2 of the Disclosure Letter.

4.26 Customers and Suppliers. Paragraph 4.26 of the Disclosure Letter lists the names and addresses of the twenty-five (25) largest customers of the Company and its Subsidiaries, in the aggregate, during the last fiscal year and the ten (10) largest suppliers of the Company and its Subsidiaries, in the aggregate, during the last fiscal year, and the total sales to, or purchases from, such customers or suppliers made by the Company and its Subsidiaries, in the aggregate during the last fiscal year and the salesperson assigned to such customers. No supplier or customer of the Company or any Subsidiary representing in excess of two percent (2%) of the aggregate purchases or sales of the Company and its Subsidiaries during the last fiscal year has advised the Company or any Subsidiary, formally or informally, that it intends to terminate, discontinue or substantially modify or reduce its business with the Company or any Subsidiary (i) by reason of the transactions contemplated by the Transaction Documents or (ii) otherwise.

4.27 Employee Plans. Paragraph 4.27 of the Disclosure Letter lists all pension, profit-sharing and other employee benefit plans ("EMPLOYEE PLANS") maintained by the Company or any Subsidiary. Neither the Company nor any Subsidiary has any material liability on account of any such Employee Plan, except to the extent described in paragraph
         4.27 of the Disclosure Letter, including, but not limited to, liability for (i) additional contributions accruing under said Employee Plans with respect to periods commencing on or prior to the date hereof; (ii) fiduciary breaches by the Company or any Subsidiary, the trustees under a trust created under any of said plans, or any other persons under the Employee Retirement Income Security Act of 1974, as amended, or any other applicable statute, regulation or rule; or (iii) income taxes by reason of non-qualification or disqualification of said Employee Plans. Without limiting the generality of the foregoing:

4.27.1 With respect to each Employee Plan which is a defined benefit pension plan, the Company has heretofore furnished to Purchaser the most recent actuarial report showing (A) the actuarial present value (based upon the same actuarial assumptions as those heretofore used for funding purposes) of all vested and nonvested (but without any assumption that nonvested accrued benefits have become nonforfeitable) accrued benefits; (B) the net fair market value of the assets held to fund such a plan; (C) the funding method used in connection with such plan; and (D) the amount and plan year of any "accumulated funding deficiency" as defined in Section 302(a)(2) of ERISA which exists with respect to any plan year of such plan. As of the date hereof, there have been no significant changes in the information contained in such actuarial reports.

4.27.2 Neither the Company, any Subsidiary, nor any plan fiduciary of any Employee Plan is engaged in any transaction in violation of Section 406(a) or 406(b) of ERISA (for which no exemption exists under ERISA or under applicable sections of the Internal Revenue Code). Where applicable, the Company or the applicable Subsidiary has paid all premiums (and interest charges and penalties for late payment, if applicable) due to the Pension Benefit Guaranty Corporation with respect to all Employee Plans. True and complete copies of each Employee Plan, related trust agreements or annuity contracts (or any other funding instruments), the most recent determination letter issued by the Internal Revenue Service with respect to each Employee Plan qualified under Section 401(a) of the Internal Revenue Code, annual reports on Form 5500 Series for the two (2) most recent plan years and actuarial reports prepared for the last two (2) plan years of each Employee Plan which is a defined benefit pension plan have been heretofore delivered to Purchaser. All Employee Plans, related trust instruments or annuity contracts (or any other funding instruments) are legal valid and binding and are in full force and effect. There are no pending claims nor has any claim been threatened in writing with respect to any Employee Plan by any participant therein or beneficiary thereunder. Neither the Company, any Subsidiary, nor the administering committee or trustees of any Employee Plan has received (A) notice from the Internal Revenue Service or the Department of Labor of the occurrence of a prohibited transaction within the meaning of Section 406 of ERISA (and no such prohibited transaction has in fact been undertaken) or (B) notice of any breach of loyalty, prudence, diversification or effectuation within the meaning of Section 404 of ERISA.

4.27.3 The Company and the Subsidiaries do not contribute to any multi-employer pension plans.

4.28 Gifts. Neither the Company, any Subsidiary, nor any officer, employee or agent of the Company or any Subsidiary (nor any Person acting on behalf of any of the foregoing) has since January 1, 1986, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Company or any Subsidiary or assist the Company or any Subsidiary in connection with any actual or proposed transaction, which, if not given in the past, might have had an adverse effect on the business or prospects of the Company or any Subsidiary, or which, if not continued in the future, might adversely affect the business or prospects, of the Company or any Subsidiary, or which might subject the Company or any Subsidiary to suit or penalty in any private or governmental litigation or proceeding.

4.29 Related Parties. Except as described in paragraph 4.29 of the Disclosure Letter or elsewhere in the Transaction Documents, neither the Company nor any Subsidiary is party to any contract with or for the benefit of (A) any Person (other than the Company or any Subsidiary) owning, beneficially or of record, directly or indirectly, any shares of or other equity interest in the Company or any Subsidiary, (B) any natural person related by blood, adoption or marriage to any such party, (C) any director, officer, or employee of the Company or any Subsidiary, or (D) any Person in which any of the foregoing parties has, directly or indirectly, at least a ten percent (10%) beneficial interest (each, a "RELATED PARTY"). Without limiting the generality of the foregoing, no Related Party, directly or indirectly, owns or controls any assets or properties which are used in the business of the Company or any Subsidiary and no Related Party directly or indirectly engages in or has any significant interest in or connection with any business which is, or has been within the past two years, a competitor, customer or supplier of the Company or any Subsidiary or which currently sells or provides products or services which are similar or related to the products or services sold or provided in connection with the business of STG.

4.30 Accelerations or Postponements of Sale. Since the date of the March 31, 2000 Financial Statements, neither the Company nor any Subsidiary has accelerated or effected prior to the date, or postponed the date, that any sale of products or services would have been effected in accordance with customary business practices.

4.31 Environmental. The Company and each Subsidiary are in compliance in all material respects with all applicable Environmental Laws (as defined below), which compliance includes the possession by the Company and each Subsidiary of all permits and other governmental authorizations required under applicable Environmental Laws and the compliance with the terms and conditions thereof. Neither the Company nor any Subsidiary has received any written notice or written communication from any governmental agency, citizens group or Person, that alleges that the Company or such Subsidiary is not in compliance with any Environmental Law. To the knowledge of the Company, no current or prior owner of any property leased or controlled by the Company or any Subsidiary has received any written notice or written communication from any governmental agency, citizens group or Person, that alleges that such current or prior owner, or the Company or such Subsidiary, is not in compliance with any Environmental Law. Fur purposes of this Agreement, "ENVIRONMENTAL LAW" means any national, state, provincial, county, local or foreign legal requirement (whether by statute, law, rule, executive order, or otherwise) (each, a "LEGAL REQUIREMENT") relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any Legal Requirement relating to emissions, discharges, releases or threatened releases, manufacture, storage, processing, distribution, use, treatment, disposal, transport or handling of chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or petroleum products, or other substances now or hereafter regulated by an Environmental law or otherwise a danger to health or the environment.

4.32 No Material Statement or Omission of Material Fact. Neither the Transaction Documents nor the representations and warranties by the Stockholders contained therein or in any documents, instruments, certificates or Schedules furnished pursuant thereto or in connection with the transactions contemplated thereby contains any untrue statement of a material fact or, to the knowledge of the Company, omits to state a material fact necessary to make the statements or facts contained therein not misleading.

5. ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE STOCKHOLDERS.

         As used herein the term "to the knowledge" of a Stockholder shall mean, with respect to any statement herein, to the actual knowledge of such Stockholder. Each Stockholder, severally as to such Stockholder and not jointly, represents, warrants and covenants to Purchaser, that as of the date hereof and as of the date of the Closing, subject to the provisions of Section 6 of the Allocation Agreement:

5.1 Title to the Shares. Such Stockholder is the lawful record and beneficial owner of, and has good and marketable title to, the number of Shares set forth opposite such Stockholder's name on EXHIBIT A hereto. Each of such Shares are fully paid and free of preemptive rights, except for preemptive rights in connection with the sale or transfer of the Shares to Purchaser, which are hereby waived and terminated by such Stockholder. The Shares set forth opposite such Stockholder's name on EXHIBIT A hereto represent all of the Shares of such Stockholder as of the date hereof, which Shares are owned by such Stockholder free and clear of any and all liens, security interests, pledges, encumbrances, charges and restrictions whatsoever, other than as set forth in paragraph 5.1 of the Disclosure Letter.

5.2 Power and Capacity. Such Stockholder has full right, power and capacity to execute, deliver and perform the Transaction Documents, to sell, transfer and deliver the Shares owned by such Stockholder to Purchaser thereunder, and to perform all other transactions contemplated to be performed by such Stockholder thereby. Such Stockholder, if a corporation, partnership, trust or other entity, is duly authorized to execute, deliver and perform the Transaction Documents by all necessary actions on the part of such Stockholder, and the person signing the Transaction Documents on behalf of such Stockholder has been duly authorized to do so. The Transaction Documents are valid and binding obligations of such Stockholder, enforceable against such Stockholder in accordance with their respective terms. At the Closing, such Stockholder will transfer to the Purchaser good and marketable record and beneficial title to the Shares, free and clear of any and all liens, security interests, pledges, encumbrances, charges and restrictions whatsoever.

5.3 Freedom to Contract. The execution and delivery of the Transaction Documents by such Stockholder does not, and the performance by such Stockholder of its obligations thereunder will not violate or conflict with the charter and other governing documents applicable to or governing the Company or any Subsidiary or such Stockholder (if such stockholder is a corporation, partnership, trust or other entity) or any amendments thereto or restatements thereof. The execution and delivery of the Transaction Documents does not, and the performance by such Stockholder of its obligations thereunder will not (a) violate any of the terms, conditions or provisions of any law, rule, regulation, order, writ, injunction, judgment or decree of any court, governmental authority, or regulatory agency, or (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any shareholder agreement, voting agreement, note, bond, indenture, debenture, security agreement, trust agreement, lien, mortgage, lease, agreement, license, franchise, permit, guaranty, joint venture agreement, or other agreement, instrument, or obligation, oral or written, to which such Stockholder is a party (whether as an original party or as an assignee or successor) or by which such Stockholder is bound.

5.4 Litigation. Such Stockholder is not and, to the knowledge of such Stockholder, neither the Company or any Subsidiary is, a party to any suit, action, arbitration or legal, administrative, governmental or other proceeding or investigation pending or threatened which might have an adverse effect or restrict the ability of such Stockholder to consummate the transactions contemplated hereby or to perform such Stockholder's obligations hereunder.

5.5 Investment Risks. Such Stockholder, whether residing in the United States, the United Kingdom or elsewhere except as the context otherwise requires, represents and warrants to Purchaser as to himself, herself or itself only:

5.5.1 Such Stockholder, alone or together with his advisors and/or Purchaser Representative (as defined in Rule 501 under the Securities
         Act), if any, has such knowledge and experience in financial and business matters and, in particular, concerning investments, as is necessary to enable him to evaluate the merits and risks of making an investment in the Manugistics Common Stock.

5.5.2 Such Stockholder has no immediate need for liquidity in the Manugistics Common Stock and is able to bear the risk of making an investment in the Manugistics Common Stock for an indefinite period. Each such Stockholder's present financial condition is such that he is under no present or contemplated future need to dispose of any portion of the Manugistics Common Stock to satisfy any existing or contemplated undertaking, need or indebtedness.

5.5.3 If such Stockholder is a "US Person" as defined in Rule 902(k) under the Securities Act (a "US PERSON"), the shares of Manugistics Common Stock being issued to such Stockholder pursuant to this Agreement are being acquired by such Stockholder for investment purposes only, for such party's own account and not with a view to the offer, sale or distribution thereof, provided, however, that, in the event that such Manugistics Common Stock are registered on a registration statement under the Securities Act for resale by the Stockholders as contemplated by the Registration Rights Agreement, such Stockholder may, at its sole discretion, offer and sell all or any portion of such shares pursuant to such registration statement, subject, however, to compliance with any applicable state, provincial or other law.

5.5.4 Such Stockholder has not taken, nor will such Stockholder take or cause to be taken any action, that would cause such Stockholder to be deemed to be an "underwriter," as defined in Section 2(11) of the Securities Act, with respect to those Manugistics Common Stock, except in connection with the offer and sale of such shares pursuant to such registration statement.

5.5.5 Purchaser has afforded, or otherwise caused Manugistics Group to afford, such Stockholder and such Stockholder's professional advisors and Purchaser Representative

         (if any) full and complete access to all information with respect to Manugistics Group, and its business, operations, financial condition and management which the Stockholder, such advisors and/or Purchaser Representative (if any) have deemed necessary and material for an evaluation of the merits and risks of the Stockholder acquiring and making an investment in the Manugistics Common Stock hereunder. Such Stockholder, its advisors and/or Purchaser Representative (if any) have had adequate opportunity to ask questions of, and receive answers from, persons acting on behalf of Manugistics Group regarding the terms and conditions of the issuance and sale of the Manugistics Common Stock hereunder and to obtain any additional information which Manugistics Group possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished to such Stockholder, its professional advisors and or Purchaser Representative, if any, including, without limitation, the information set forth in the Manugistics Documents (as defined in Section 5.5.6 hereof). All such questions have been answered to the full satisfaction of such Stockholder, its professional advisors and/or Purchase Representative (if any).

5.5.6 Such Stockholder, either alone or with his professional advisors and/or his respective Purchaser Representative, if any, has received, has read and understands the documents, financial statement and other material, including the documents identified on EXHIBIT F hereto (the "MANUGISTICS DOCUMENTS").

5.5.7 In evaluating the merits and risks of making an investment in the Manugistics Common Stock hereunder, such Stockholder has relied on the advice of his own personal legal, financial and accounting advisors and/or Purchaser Representative (if any).

5.5.8 If such Stockholder is an individual, the permanent address set forth for such Stockholder on EXHIBIT A hereto is the true residence of such Stockholder, and such Stockholder has no present intention of becoming a resident of any other state, province or other jurisdiction. If such Stockholder is a corporation, trust, partnership or other entity, such Stockholder has its principal place of business at the address set forth for such Stockholder on EXHIBIT A hereto and was not organized for the specific purpose of acquiring any of the Manugistics Common Stock.

5.5.9 Such Stockholder understands that there are substantial risks pertaining to the making of an investment in the Manugistics Common Stock hereunder. Such Stockholder is fully able to bear the economic risk of an investment in the Manugistics Common Stock for an indefinite period of time and can afford a complete loss of such investment.

5.5.10 Such Stockholder understands and acknowledges that the Manugistics Common Stock have not been registered for offer or sale under the Securities Act or registered or qualified under any state, provincial or other securities act, and are being sold on the basis of exemptions from registration under the federal and applicable state, provincial or other securities laws. Reliance on such exemptions is based in part on the accuracy of the representations, warranties and agreements made by each Stockholder herein, and such Stockholder acknowledges and agrees that Manugistics Group has relied on such representations, warranties and agreements. Such Stockholder further understands and acknowledges that the Manugistics Common Stock may not be sold, assigned or otherwise transferred unless so registered or qualified or unless, in the opinion of counsel to such Stockholder, which opinion is acceptable to Manugistics Group, an exemption from registration and any such qualification is available.

5.5.11 Such Stockholder understands that neither the Securities and Exchange Commission nor any other federal, state, provincial or other governmental authority has approved the Manugistics Common Stock, nor have any of the foregoing authorities made any recommendation, findings or determination relating to the merits of making an investment in the Manugistics Common Stock hereunder.

5.5.12 The information concerning such Stockholder in EXHIBIT A hereto is true and correct in all respects as of the date hereof and will be true at and as of Closing (or, if there have been any changes in such information since the date such information was furnished, the undersigned has advised counsel to Manugistics Group in writing of such changes).

5.5.13 If such Stockholder resides outside of the United States, such Stockholder (i) certifies that such Stockholder is not a US Person and is not acquiring the Manugistics Common Stock for the account or benefit of any US Person; (ii) agrees not to resell the Manugistics Common Stock except in accordance with the requirements of Regulation S under the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration under the Act; (iii) agrees not to engage in hedging transactions with respect to the Manugistics Common Stock except in accordance with the Act; and (iv) understands and agrees that the Manugistics Common Stock (x) is "restricted" within the meaning of Rule 144 under the Act, and (y) may not be resold to a US Person for a period of 12 months (other than pursuant to registration under the Act), and that the certificate(s) representing the Manugistics Common Stock will contain a legend to the effect of all of the foregoing.

5.6 Waiver and Forfeiture of Rights. Such Stockholder hereby waives and forfeits any and all rights to accrued and unpaid dividends in respect of any Shares now or previously owned by such Stockholder. Such Stockholder also waives and forfeits any and all other rights with respect to the Company or any Subsidiary (including without limitation any voting rights, registration rights, rights to Board representation, rights to financial information, rights of first refusal, tag-along or drag-along rights, or similar rights) that such Stockholder may have acquired in connection with such Stockholder's acquisition or ownership of the Shares.

5.7 No Preemptive Rights. Such Stockholder acknowledges and agrees that such Stockholder shall have no preemptive rights or any similar rights to subscribe for any additional Manugistics Common Stock or any other security issued by or interest in or obligation of Manugistics Group.

6. REPRESENTATIONS AND WARRANTIES OF PURCHASER

6.1 Purchaser hereby represents and warrants to the Company and each Stockholder as follows:

6.1.1 Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, corporate or otherwise, to own, lease and operate its properties and carry on its business as and in the places where such properties are now owned, leased or operated or such business is now being conducted.

6.1.2 Purchaser has all requisite power and authority, corporate or otherwise, to enter into the Transaction Documents to which it is a party and to assume and perform its obligations thereunder. The execution and delivery of the Transaction Documents and the performance by Purchaser of its obligations thereunder have been duly authorized by all necessary corporate action of Purchaser and no further action or approval, corporate or otherwise, is required in order to constitute the Transaction Documents as valid, binding and enforceable obligations of Purchaser.

6.1.3 No action, approval, consent or authorization, including, but not limited to, any action, approval, consent or authorization by, or filing with, any governmental or quasi-governmental agency, commission, board, bureau or instrumentality is necessary or required as to Purchaser in order to constitute the Transaction Documents as valid, binding and enforceable obligations of Purchaser in accordance with their respective terms.

6.1.4 The execution and delivery of the Transaction Documents, the consummation of the transactions contemplated thereby, the fulfillment of the terms, conditions or provisions thereof (A) do not and will not conflict with, or violate any provision of the Certificate of Incorporation or By-laws of Purchaser or (B) do not and will not conflict with, or result in any breach of, any condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration under (whether after the giving of notice or lapse of time or both) any contract, mortgage, lien, lease, agreement, indenture, license, franchise, instrument, order, judgment or decree to which Purchaser is a party or which is or purports to be binding upon Purchaser, or (C) will not be in violation of any statute, rule or regulation applicable to Purchaser.

6.1.5 None of the Manugistics Documents, nor any representation or warranty by Purchaser in any Transaction Document or under any documents, instruments, certificates or schedules furnished pursuant thereto or in connection with the transactions contemplated thereby, contains any untrue statement of a material fact or, to the knowledge of Purchaser, omits to state a material fact necessary to make the statements of fact contained herein and therein not misleading.

6.1.6 All shares of Manugistics Common Stock delivered to the Equity Holders' Representative under this Agreement in payment of the Purchase Price will be duly and validly authorized and issued, fully paid and non-assessable, and (assuming the accuracy of the representations, warranties and covenants of the Equity Holders in this Agreement and the Allocation Agreement) will be issued and delivered in compliance with the Securities Act.

7. COVENANTS OF THE COMPANY AND THE STOCKHOLDERS

7.1      The Company covenants and agrees as follows:

7.1.1 Between the date hereof and the Closing Date, the Company and each Subsidiary shall give to Purchaser and its authorized representatives full access, during regular business hours, to any and all of its respective premises, properties, contracts, books and records and will cause its respective officers and employees to furnish to Purchaser and its authorized representatives any and all data and information pertaining to the business and properties of the Company or any Subsidiary as Purchaser or its authorized representatives shall from time to time request. Such access shall include, but shall not be limited to, the placing of one or more employees and authorized representatives at any office or premises for the purpose of enabling such employees and representatives to become familiar with the operations of the Company or such Subsidiary. Unless and until the acquisition contemplated herein has been consummated, Purchaser shall hold in confidence all information obtained pursuant to this Agreement and, if such acquisition is not consummated, Purchaser shall return to the Company or the appropriate Subsidiary all documents and other materials received by it hereunder. Such obligation of confidentiality shall not extend to any information which is shown to have been (i) previously known to Purchaser, (ii) generally known to others engaged in the trade or business of the Company or such Subsidiary, (iii) part of public knowledge or literature, or (iv) lawfully received by Purchaser from a third party (not including the Company or any Subsidiary). Unless such information is set forth in the Disclosure Letter, the furnishing of any information to Purchaser, or any investigation made by Purchaser or its authorized representatives, shall not affect or otherwise modify, diminish or obviate any of the representations and warranties made by the Company and the Subsidiaries in this Agreement (and Purchaser's right to rely thereon) or any of the conditions to the obligation of Purchaser to consummate the transactions contemplated hereby. If the acquisition contemplated herein is consummated, Purchaser covenants and agrees that it shall preserve and keep the records of the Company delivered to it hereunder for a period of one
         (1) year from the Closing Date and shall make such records available to the Company or its authorized representatives as reasonably required by the Company in connection with any legal proceedings against, or governmental investigations of, the Company or in connection with any tax examination of the Company.

7.1.2 From the date hereof until the Closing Date, except as otherwise consented to or approved in writing by Purchaser or as required by this Agreement, neither the Company nor any Subsidiary shall:

         7.1.2.1 authorize, issue, sell, convert or modify any Securities or enter into any agreement with respect thereto, except (i) pursuant to the Allocation Agreement, (ii) the cancellation of options held by Page Wheatcroft to purchase14,870 shares of STG Common Stock pursuant to a release in the form submitted to Purchaser, and (iii) the confirmatory grant of options previously agreed to be granted to Mark Rich to purchase14,870 shares of STG Common Stock (which options will be cancelled and released pursuant to the Allocation Agreement);

         7.1.2.2 take or cause to be taken any action which results in any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of the Company or such Subsidiary, as applicable;

         7.1.2.3 other than in the ordinary course of business, sell, assign or transfer any of its tangible assets or patent, trademark, trade name, copyright, license, franchise, design or other intangible assets or intellectual property;

         7.1.2.4 other than in the ordinary course of business, mortgage, pledge, grant or suffer to exist any lien or encumbrance or charge on any of its assets or properties, tangible or intangible;

         7.1.2.5 other than in the ordinary course of business, waive any rights of material value or cancel, discharge, satisfy or pay any debt, claim, lien, encumbrance, liability or obligation, whether absolute, accrued, contingent or otherwise and whether due or to become due; provided, however, that the Company may repay up to $350,000 principal amount of the aggregate $600,000 of loans from certain of the Stockholders, so long as the Company gives prompt written notice of such repayment to Purchaser;

         7.1.2.6 incur any obligation or liability (absolute or contingent, liquidated or unliquidated, choate or inchoate) except current obligations and liabilities incurred in the ordinary course of its business; without limiting the generality of the foregoing, neither the Company nor any Subsidiary shall incur any additional indebtedness to any of the Stockholders without the prior written consent of Purchaser;

         7.1.2.7 other than in the ordinary course of business, lease or effect any transfer of any of the assets, properties or rights of the Company or such Subsidiary, as applicable;

         7.1.2.8 other than in the ordinary course of business and consistent with past practices, enter into, make any amendment of, or terminate any lease, contract, license or other agreement to which the Company or such Subsidiary, as applicable, is a party;

         7.1.2.9 effect any change in the accounting practices or procedures of the Company or such Subsidiary, as applicable;

         7.1.2.10 make any changes in its authorized issued or outstanding capital stock or grant or modify any options, warrants, conversion privileges or other rights to its capital stock, except (i) pursuant to the Allocation Agreement, (ii) the cancellation of options held by Page Wheatcroft to purchase14,870 shares of STG Common Stock pursuant to a release in the form submitted to Purchaser, and (iii) the confirmatory grant of options previously agreed to be granted to Mark Rich to purchase14,870 shares of STG Common Stock (which options will be cancelled and released pursuant to the Allocation Agreement); or make any amendments or changes to its Certificate of Incorporation, By-laws or other charter documents;

         7.1.2.11 declare, set aside, make provision for payment, or pay any dividend on its capital stock, or make any other payment or enter into any commitment to make any payment to any of its stockholders;

         7.1.2.12 without the consent of Purchaser, increase the compensation payable to any of its directors, officers or employees, become obligated to increase any such compensation, or make or become obligated to make any bonus or similar payment or loan to any of its directors, officers or employees;

         7.1.2.13 enter into any transaction other than in the ordinary course of business, or change in any way any of the business policies or practices of the Company or such Subsidiary, as applicable.

7.1.3 The Company and each Subsidiary shall, from the date hereof through the Closing Date, consult with Purchaser on a regular basis with respect to all operating decisions which could reasonably be expected to result in a change in the business of the Company or any Subsidiary as presently operated or which are not in the ordinary course of the business of the Company or any Subsidiary. In connection therewith, and subject to the preceding sentence, the Company and each Subsidiary shall operate its business as presently operated and only in the normal and ordinary course, and, consistent with such operation, shall use reasonable efforts to maintain and preserve its assets and properties in good condition and repair, reasonable wear and tear excepted, and will use reasonable efforts to continue to promote its products and services, to preserve intact its present business organization, to keep available to Purchaser the present services of its officers and employees and to preserve for Purchaser the goodwill of its suppliers, customers, landlords and others having business relationships with the Company or any Subsidiary.

7.1.4 The Company and each applicable Subsidiary will maintain in full force and effect all insurance policies listed in paragraph 4.17 of the Disclosure Letter, will comply with all laws or regulations affecting operation of its business and will give notice to Purchaser of any unusual event or circumstances affecting its business or assets.

7.1.5 The Company and the Subsidiaries shall give Purchaser prompt notice of any change in any of the information contained in the representations and warranties of the Company and the Subsidiaries hereunder or under the other Transaction Documents, the Schedules thereto or the documents furnished by the Company and the Subsidiaries in connection therewith which occurs prior to the Closing; provided, however, that the delivery of any notice pursuant to this Section 7.1.5 shall not limit or otherwise affect any remedies available to the party receiving such notice and no disclosure by the Company or any Subsidiary pursuant to this Section
         7.1.5 shall be deemed to amend or supplement this Agreement or the Schedules hereto or prevent or cure any misrepresentations, breach of warranty or breach of covenant, unless the recipient party shall agree in writing to accept the disclosures set forth in any such notice.

7.2 The Company covenants and agrees, and each Stockholder, severally as to such Stockholder and not jointly, covenants and agrees, as follows:

7.2.1 The Company, the Subsidiaries and such Stockholder shall use reasonable efforts to take, or cause to be taken, all actions and do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, to obtain all consents, approvals and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or required in order to effectuate the transactions contemplated hereby.

7.2.2 From the date hereof until the Closing Date or the termination of this Agreement, (a) neither the Company, any Subsidiary nor such Stockholder will solicit the sale or disposition of the Company or any Subsidiary (whether by way of a sale of shares or assets, merger, consolidation or other combination) to any Person or enter into any agreement, arrangement or understanding with respect to any such sale or other disposition, and (b) neither the Company, any Subsidiary nor such Stockholder will solicit the sale or other disposition of the business of the Company or any Subsidiary or any material part of the assets or properties of the Company or any Subsidiary to any Person or enter into any agreement, arrangement or understanding with respect to the sale or other disposition thereof or any option, call or commitment with respect thereto, except for the sale of products and the furnishing of services and related activities in the ordinary course of business.

8. COVENANTS OF PURCHASER

8.1      Purchaser covenants and agrees as follows:

8.1.1 Purchaser shall give the Company prompt notice of any change in any of the information contained in the representations and warranties of Purchaser hereunder or in the documents furnished by Purchaser in connection herewith which occurs prior to the Closing Date; provided, however, that the delivery of any notice pursuant to this Section
         8.1.1 shall not limit or otherwise affect any remedies available to the party receiving such notice and no disclosure by Purchaser pursuant to this Section 8.1.1 shall be deemed to amend or supplement this Agreement or prevent or cure any misrepresentations, breach of warranty or breach of covenant, unless the recipient party shall agree in writing to accept the disclosures set forth in any such notice.

8.1.2 Purchaser shall use reasonable efforts to take, or cause to be taken, all actions and do or cause to be done all things necessary, proper and advisable to consummate the transactions contemplated by this Agreement, including, without limitation, to obtain all consents, approvals and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or required in order to effectuate the transactions contemplated hereby.

8.1.3 Purchaser will offer to any officers and employees of the Company or any Subsidiary that are offered and accept employment with Purchaser or any subsidiary thereof after the Closing Date employee benefits similar to those that are made available to officers and employees of Purchaser and its subsidiaries, including stock option plans.

9.       CONDITIONS OF CLOSING

9.1 Conditions Precedent to the Obligations of the Purchaser. The obligation of Purchaser to close hereunder shall be subject to the fulfillment and satisfaction, prior to or at the Closing, of the following conditions or the written waiver thereof by Purchaser:

9.1.1 There shall not exist any fact, circumstance or condition which, if the representations and warranties of the Company and the Stockholders in the Transaction Documents were restated at Closing, would constitute a Substantial Breach of such representations and warranties, and Purchaser shall have received a certificate to that effect dated the Closing Date and executed by the Company. For purposes of this Agreement, a "SUBSTANTIAL BREACH" means a breach of the representations and warranties that has or is likely to have such a fundamental adverse effect on the condition (financial or otherwise) or business of STG taken as a whole that no reasonably prudent buyer would complete the purchase of the Company on the terms set forth in the Transaction Documents. Without limiting the generality of the foregoing, a Substantial Breach shall include the breach of any representation or warranty relating to (i) the capitalization of the Company or the ownership of the capital stock of the Company and the Subsidiaries or other Equity Rights, or (ii) the Intellectual Property of STG, or (iii) material adverse claims or litigation against the Company or any Subsidiary.

9.1.2 Each of the agreements and covenants of the Company and the Stockholders to be performed under the Transaction Documents at or prior to the Closing Date shall have been duly performed in all material respects and Purchaser shall have received a certificate to that effect dated the Closing Date and executed by the Company.

9.1.3 No injunction or restraining order shall be in effect to forbid or enjoin the consummation of the transactions contemplated by the Transaction Documents and no national, state, provincial, county, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation hereof.

9.1.4 Purchaser shall have received a certified copy of resolutions duly adopted by the board of directors of the Company authorizing and approving the execution and delivery of the Transaction Documents by the Company and the performance of its obligations thereunder.

9.1.5 Purchaser shall have received (a) an opinion of the Company's U.S. counsel, dated as of the Closing Date, covering the matters set forth in SCHEDULE 9.1.5-A hereof, and (b) an opinion of the Purchaser's U.K. counsel (or if the Equity Holders' Representative so elects, the Company's counsel), dated as of the Closing Date, covering the matters set forth in SCHEDULE 9.1.5-B hereof

9.1.6 Each of the STG officers and employees listed on SCHEDULE 9.1.6 hereof shall each have entered into an Employment Agreement with Purchaser or the Company or a

         Subsidiary, as designated by Purchaser, in substantially the form previously supplied, as the same may be modified by the mutual agreement of Purchaser and the Equity Holders' Representative.

9.1.7 Purchaser shall have received certificates, duly endorsed for transfer, of all of the Shares, constituting one hundred percent (100%) of the issued and outstanding capital stock of the Company.

9.1.8 The Allocation Agreement shall have been executed by all of the Equity Holders and Purchaser shall have received an original counterpart thereof.

9.1.9 The Company shall have delivered to the Purchaser the written resignation of each director and officer of the Company and each Subsidiary as shall be requested by the Purchaser. The Company also shall have delivered to the Purchaser the written resignations of all trustees or committee members of any stock option plans, benefit plans, pension plans, or similar plans or schemes, as shall be requested by the Purchaser.

9.1.10 The Company shall have received a written release from Updata Capital, in substantially the form attached as EXHIBIT G hereto, releasing the Company and its Subsidiaries from any liability or obligation with respect to brokers' fees or other amounts due in connection with the sale of the Company.

9.1.11 The Company shall have repaid $350,000 of the principal of the $600,000 aggregate amount of loans from certain Stockholders (it being understood and agreed that any right to receive the balance of the principal and any and all accrued interest and other amounts in respect of such loans has been released by such Stockholders pursuant to Section 5(c) of the Allocation Agreement).

9.1.12 Purchaser shall have received a letter from Bank of Scotland stating the amount outstanding under the Company's overdraft facility as of the Closing Date.

9.1.13 Purchaser shall have received certificate in the form attached hereto as EXHIBIT H duly completed and executed by each Equity Holder who is a US Person.

9.2 Conditions Precedent to Obligations of the Company and the Stockholders. The obligations of the Company and the Stockholders to close hereunder shall be subject to the fulfillment and satisfaction, prior to or at the Closing, of the following conditions or the written waiver thereof by the Company:

9.2.1 There shall not exist any fact, circumstance or condition which, if the representations and warranties of Purchaser in the Transaction Documents were restated at Closing, would constitute a Substantial Breach of such representations and warranties, and the Equity Holders' Representative shall have received a certificate to that effect dated the Closing Date and executed by Purchaser.

9.2.2 Each of the agreements and covenants of Purchaser to be performed under the Transaction Documents at or prior to the Closing Date shall have been duly performed in all material respects and the Company shall have received a certificate to that effect dated the Closing Date and executed by Purchaser.

9.2.3 No injunction or restraining order shall be in effect to forbid or enjoin the consummation of the transactions contemplated by the Transaction Documents and no national, state, provincial, county, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation hereof.

9.2.4 The Company shall have received a certified copy of resolutions duly adopted by the board of directors of Purchaser authorizing and approving the execution of the Transaction Documents by Purchaser and the performance by Purchaser of its obligations thereunder.

10. FURTHER COVENANTS AND AGREEMENTS OF THE STOCKHOLDERS

10.1 Each Stockholder, severally as to such Stockholder and not jointly, covenants and agrees that:

10.1.1 At all times after the Closing Date, such Stockholder shall hold in a fiduciary capacity for the benefit of Purchaser any information, knowledge and data that such Stockholder may have relating to the assets and business of STG, and such Stockholder shall not at any time after the Closing Date use, disclose or divulge any such information, knowledge or data to any other Person, other than to Purchaser or the Company.

10.1.2 Such Stockholder agrees that the remedy at law for any breach of the provisions of Section 10.1.1 hereof will be inadequate and that Purchaser shall be entitled to injunctive relief to compel such Stockholder to perform or refrain from action required or prohibited hereunder.

11. SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC.

11.1 All of the representations, warranties, covenants and agreements made by the parties to the Transaction Documents shall survive the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated thereby and shall terminate on the Second Distribution Date, except as otherwise provided in the Escrow Agreement and the Allocation Agreement.

12. INDEMNIFICATION; ARBITRATION

12.1 The Purchaser and the Stockholders shall each be entitled to be indemnified and held harmless by the other party with respect to any and all Losses (as defined in the Allocation Agreement) resulting from or arising out of any breach of the representations, warranties and covenants contained in this Agreement or the other Transaction Documents subject to and in accordance with the terms and conditions of Section 6 of the Allocation Agreement.

12.2 If Purchaser and Equity Holders' Representative or the members of the Audit Team are unable to resolve any dispute with respect to the calculation of the STG Business Revenues or the amount of the Performance Consideration, the dispute shall be settled by arbitration. The venue for any such arbitration shall be Wilmington, Delaware, or such other location as the parties may mutually agree. Except as expressly set forth herein, all proceedings under this
         Section 12.2 shall be undertaken in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") then in force. Only individuals who are (i) accountants engaged full-time in the practice of accounting, and (ii) on the AAA register of arbitrators shall be selected as an arbitrator. There shall be one arbitrator who shall be chosen in accordance with the rules of the AAA. Within twenty (20) days of the conclusion of the arbitration hearing, the arbitrator shall prepare written findings of fact and conclusion of law. Judgment on the written award may be entered and enforced in any court of competent jurisdiction. It is mutually agreed that the written decision of the arbitrator shall be valid, binding, final and non-appealable; provided, however, that the parties hereto agree that the arbitrator shall not be empowered to award punitive damages against any party to such arbitration. The arbitrator shall require the non-prevailing party to pay the arbitrator's full fees and expenses or, if in the arbitrator's opinion there is no prevailing party, arbitrator's fees and expenses will be borne equally by the parties thereto.

13. BROKERS

13.1 Each of the parties hereto covenant and represent to each of the other parties hereto that, except as set forth in paragraph 13.1 of the Disclosure Letter, such party has had no dealings with any broker or finder in connection with this Agreement or the transactions contemplated hereby and no broker, finder or other Person is entitled to receive any broker's commission or finder's fee or similar compensation in connection with any such transaction.

13.2 The commission due the broker listed in paragraph 13.1 of the Disclosure Letter shall be the obligation of the Stockholders. Each of the parties agrees to defend, indemnify and hold harmless the other parties from, against, for and in respect of any and all losses sustained by the other as a result of any liability or obligation to any broker or finder on the basis of any arrangement, agreement or acts made by or on behalf of such other party with any Person or Persons whatsoever. If after the Closing any claim for a commission or other amount is made against the Company or any Subsidiary by any broker or finder claiming that it was engaged by the Company or any Stockholder, Purchaser shall be entitled to recover any loss resulting therefrom pursuant to the terms of the Escrow Agreement and Allocation Agreement.

14. MISCELLANEOUS

14.1 This Agreement and the other Transaction Documents (including the Schedules which are made a part thereof) constitutes the entire agreement of the parties with respect to the subject matter hereof. The representations, warranties, covenants and agreements set forth in the Transaction Documents and in any financial statements, schedules or exhibits delivered pursuant hereto constitute all the representations, warranties, covenants and agreements of the parties hereto and upon which the parties have relied and, except as may be specifically provided herein, no change, modification, amendment, addition or termination of the Transaction Documents or any part thereof shall be valid unless in writing and signed by or on behalf of the parties thereto.

14.2 Any and all notices or other communications or deliveries required or permitted to be given or made shall be in writing and delivered personally, or sent by certified or registered mail, return receipt requested and postage prepaid or sent by overnight courier service as follows:


                  If to Purchaser:

                           Manugistics, Inc.
                           2115 East Jefferson Street
                           Rockville, MD  20852

                           Attention: Raj Rajaji, Chief Financial Officer Facsimile No.: 301-984-5223

                  with a copy to:

                           Dilworth Paxson LLP
                           3200 Mellon Bank Center
                           1735 Market Street
                           Philadelphia, PA   19103

                           Attention:  Roger F. Wood, Esquire
                           Facsimile No.:  (215) 575-7200


                  If to the Company or any of the Subsidiaries:

                           STG Holdings Inc.
                           The Hounslow Centre
                           Lampton Road
                           Hounslow, Middlesex, TW3 1JB
                           United Kingdom

                           Attention:  Lord Nicholas Hillsborough,
                                       Chief Financial Officer
                           Facsimile No.:  011 44 208 577 5605

                  with a copy to:

                           SJ Berwin & Co.
                           222 Gray's Inn Road
                           London  WC1X 8HB

                           Attention:  Martin Bowen
                           Facsimile No.  011 44 020 7533 2000


                  If to any of the Stockholders:

                           Strathdon Investments Limited
                           14/15 Jewry Street
                           Wincester, Hamsphire  SO23 8RZ

                           Attention: Hugh Stewart
                           Facsimile No.  011 44 01962 843413

                  with a copy to:

                           SJ Berwin & Co.
                           222 Gray's Inn Road
                           London  WC1X 8HB


                           Attention:  Martin Bowen
                           Facsimile No.  011 44 020 7533 2000


         or at such other address as any party may specify by notice given to such other party in accordance with this Section 14.2. The date of giving of any such notice shall be the date of hand delivery, two days after the date of the posting of the mail or the date when deposited with the overnight courier.

14.3 No waiver of the provisions hereof shall be effective unless in writing and signed by the party to be charged with such waiver. No waiver shall be deemed a continuing waiver or waiver in respect of any subsequent breach or default, either of similar or different nature, unless expressly so stated in writing.

14.4 The Transaction Documents shall be construed (both as to validity and performance) and enforced in accordance with, and governed by, the laws of the State of Delaware, without giving effect to the principles of conflicts of law. Except for disputes that are subject to binding arbitration pursuant to Section 12.2 hereof, the parties hereto agree that any suit or proceeding arising out of the Transaction Documents or the consummation of the transactions contemplated thereby shall be brought only in State of Delaware. The parties hereto each waive any claim that such jurisdiction is not a convenient forum for any such suit or proceeding and the defense of lack of personal jurisdiction. Should any clause, section or part of the Transaction Documents be held or declared to be void or illegal for any reason, all other clauses, sections or parts of the Transaction Documents which can be effected without such illegal clause, section or part shall nevertheless continue in full force and effect.

14.5 Except as otherwise expressly provided herein, whether or not the transactions contemplated hereby are consummated, all fees and expenses incurred in connection with the Transaction Documents (including without limitation all legal, accounting, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the Transaction Documents and the transactions contemplated hereby) shall be the obligation of the party incurring such fees and expenses.

14.6 Purchaser and the Equity Holders' Representative shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby or thereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law, the NASDAQ or any listing agreement with a national securities exchange.

14.7 This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns or heirs and personal representatives; provided, however, that no party may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other parties hereto.

14.8 Each party shall, at the request of another party hereto, execute and deliver such other documents and instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

14.9 The headings or captions under sections of this Agreement are for convenience and reference only and do not in any way modify, interpret or construe the intent of the parties or effect any of the provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date and year first above written.


                            PURCHASER:

                                     MANUGISTICS, INC.

                                     By:
                                              -------------------------------
                                     Name:
                                              -------------------------------
                                     Title:
                                              -------------------------------

                            ISSUER:

                                     MANUGISTICS GROUP, INC.


                                     By:
                                              -------------------------------
                                     Name:
                                              -------------------------------
                                     Title:
                                              -------------------------------

                            COMPANY:


                                     STG HOLDINGS INC.

                                     By:
                                              -------------------------------
                                     Name:
                                              -------------------------------
                                     Title:
                                              -------------------------------

                            STOCKHOLDERS:

                                     APS PARTNERS, LP

                                     By:
                                              -------------------------------
                                     Name:
                                              -------------------------------
                                     Title:
                                              -------------------------------

                                     BENTON-EFO PARTNERS, LP

                                     By:
                                              -------------------------------
                                     Name:
                                              -------------------------------
                                     Title:
                                              -------------------------------

                                     MERIFIN CAPITAL, N.V.

                                     By:
                                              -------------------------------
                                     Name:
                                              -------------------------------
                                     Title:
                                              -------------------------------

                                     STRATHDON INVESTMENTS LIMITED

                                     By:
                                              -------------------------------
                                     Name:
                                              -------------------------------
                                     Title:
                                              -------------------------------

                                     BENTON TECHNOLOGY I PARTNERS, LP

                                     By:
                                              -------------------------------
                                     Name:
                                              -------------------------------
                                     Title:
                                              -------------------------------

                                     BENTON TECHNOLOGY II PARTNERS, LP

                                     By:
                                              -------------------------------
                                     Name:
                                              -------------------------------
                                     Title:
                                              -------------------------------

                                     CANON'S NOMINEES LIMITED (DESIGNATION
                                     INNVOTEC LIMITED PARTNERSHIP)

                                     By:
                                              -------------------------------
                                     Name:
                                              -------------------------------
                                     Title:
                                              -------------------------------

                                     SEFTA TRUSTEES LIMITED (REF 026)

                                     By:
                                              -------------------------------
                                     Name:
                                              -------------------------------
                                     Title:
                                              -------------------------------


                                     ----------------------------------------
                                     AVI GREENFIELD


                                     ----------------------------------------
                                     ISSACHAR PAZGAL


                                     ----------------------------------------
                                     NICHOLAS HILLSBOROUGH


                                     ----------------------------------------
                                     STEPHEN FRANKS

                                     ----------------------------------------
                                     COLIN AMIES


                                     ----------------------------------------
                                     JOHN A. SPENS



                                     EFO HOLDINGS, L.P.

                                     By:
                                              -------------------------------
                                     Name:
                                              -------------------------------
                                     Title:
                                              -------------------------------


                                     STRATHDON INVESTMENTS LIMITED,
                                     AS EQUITY HOLDERS' REPRESENTATIVE

                                     By:
                                              -------------------------------
                                     Name:
                                              -------------------------------
                                     Title:
                                              -------------------------------

                           STOCK PURCHASE AGREEMENT








                        DATED AS OF DECEMBER 22, 2000








                                 BY AND AMONG








                              MANUGISTICS, INC.,


                                     AND


                           MANUGISTICS GROUP, INC.,


                                     AND


                             STG HOLDINGS, INC.,


                                     AND


                    THE STOCKHOLDERS OF STG HOLDINGS, INC.


                                     AND


                        STRATHDON INVESTMENTS LIMITED,
                       AS EQUITY HOLDERS REPRESENTATIVE